Private & Confidential

Dated 26 June 2002

FACILITY AGREEMENT

for a

U.S.$100,000,000 Senior Secured Reducing Revolving Multi-Currency Credit Facility

to

GULF OFFSHORE N.S. LIMITED

GULFMARK NORGE AS

GULFMARK OFFSHORE INC.

provided by

the banks and financial institutions listed herein

Arrangers
NORDEA BANK NORGE ASA
THE ROYAL BANK OF SCOTLAND plc

Facility Agent & Security Trustee
NORDEA BANK NORGE ASA

Co-Arranger
DANISH SHIP FINANCE

Guarantor
GULFMARK OFFSHORE INC.

Contents

Clause Page

1. Purpose and definitions 1

2. The facilities 20

3. Conditions 20

4. Advances; Currencies 21

5. Interest and Interest Periods; alternative interest rates; Margin 24

6. Repayment, reduction, prepayment and cancellation 28

7. Commitment commission, fees and expenses 31

8. Payments and taxes; accounts and calculations 32

9. Representations and warranties 36

10. Undertakings 41

11. Events of Default 56

12. Indemnities 61

13. Unlawfulness and Increased costs 62

14. Set-off, pro rata payments 64

15. Guarantee 65

16. Transfer and lending office 68

17. Facility Agent, Security Trustee and Reference Lenders 71

18. Notices and other matters 72

19. Governing law and jurisdiction 74

Schedule 1 The Lenders and their Commitments 76

Schedule 2 The Mortgaged Vessels and the Newbuildings 79

Schedule 3 Form of Drawdown Notice 81

Schedule 4 Documents and evidence required as conditions precedent 82

Schedule 5 Reduction Dates 89

Schedule 6 Form of Transfer Certificate 90

Schedule 7 Additional Cost formulae 94

Schedule 8 Certificate of Compliance 97

Schedule 9 Permitted Encumbrances 100

THIS AGREEMENT is dated 26 June 2002 and made BETWEEN:

(A) GULF OFFSHORE N.S. LIMITED ("North Sea"), GULFMARK NORGE AS ("Norge") and GULFMARK OFFSHORE INC ("GulfMark") as Borrowers;

(B) GULFMARK OFFSHORE INC as Guarantor;

(C) NORDEA BANK NORGE ASA ("Nordea") and THE ROYAL BANK OF SCOTLAND plc ("RBS") as Arrangers;

(D) The banks and financial institutions whose names and addresses are set out in schedule 1 as Lenders;

(E) NORDEA BANK NORGE ASA as Facility Agent and Security Trustee; and

(F) DANISH SHIP FINANCE as Co-Arranger.

IT IS AGREED as follows:

1. Purpose and definitions

1.1 Purpose

This Agreement sets out the terms and conditions upon and subject to which the Lenders agree to make available to the Borrowers on a several basis, a facility of up to $100,000,000 to be used to part finance the construction cost of the Newbuildings (defined below) and for each Borrower's general corporate purposes.

1.2 Definitions

In this Agreement, unless the context otherwise requires:

"Additional Borrower" means any wholly owned Subsidiary of the Guarantor incorporated in the United States to be included as a "Borrower" under this Agreement pursuant to clause 18.2;

"Additional Cost" means in relation to any period a percentage calculated for such period at an annual rate determined by the application of the formula set out in schedule 7;

"Advance" means each borrowing hereunder by a Borrower, whether under the revolving reducing credit facility constituted by the North Sea Outstandings (a "North Sea Advance"), under the revolving reducing credit facility constituted by the Norge Outstandings (a "Norge Advance") or under the revolving reducing credit facility constituted by the GulfMark Outstandings (a "GulfMark Advance");

"Agency Agreement" means the agency and trust agreement executed or (as the context may require) to be executed between the Arrangers, the Facility Agent, the Security Trustee, the Lenders, the Borrowers and the Guarantor in the agreed form;

"Annual Financial Statements" means annual consolidated financial statements of each Guaranteed Borrower and the annual consolidated financial statement of the Guarantor each comprising a profit and loss account and a balance sheet and cash flow statement and audited by the Auditors;

"Annual Valuation Date" means the date of this Agreement and each anniversary thereof during the Security Period;

"Approved Brokers" means, in relation to a Mortgaged Vessel, Aon Risk Services of Texas, Inc and/or such firm of international insurance brokers, appointed by the relevant Borrower, as may from time to time be approved in writing by the Facility Agent on behalf of the Majority Lenders for the purposes and in accordance with this Agreement;

"Approved Valuer" means Fearnley Offshore AS, R.S. Platou Offshore AS and Seabrokers A.S. or such other firm of international offshore shipbrokers as may from time to time be approved in writing by the Facility Agent (acting reasonably) on behalf of the Majority Lenders for the purposes of and in accordance with this Agreement;

"Arrangers" means Nordea Bank Norge ASA and The Royal Bank of Scotland plc;

"Auditors" means Messrs Ernst & Young or another firm of international accountants acceptable to the Facility Agent acting reasonably;

"Banking Day" means a day (other than Saturday or Sunday) on which banks are open for business in London and Oslo and:

(a) (if any calculation in respect of, or transfer or payment of funds in Dollars and/or an Optional Currency is required to be made on such day) a day on which dealings in deposits in Dollars and/or an Optional Currency are carried on in the London Interbank Eurocurrency Market and New York City and the principal financial centre for the Optional Currency concerned; or

(b) (if any calculation in respect of, or transfer or payment of funds in Euro is required) a TARGET day;

"Borrowed Money" means, without double-counting, Indebtedness in respect of:

(a) money borrowed or raised and debit balances at banks;

(b) any bond, note, loan stock, debenture or similar debt instrument;

(c) acceptance or documentary credit facilities;

(d) receivables sold or discounted (otherwise than on a non-recourse basis);

(e) deferred payments for assets or services acquired;

(f) the amount of any liability in respect of any lease or hire purchase contract which constitutes a Capitalised Lease Obligation;

(g) Derivatives Contracts;

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a lender or financial institution (other than customs bonds, bid bonds and performance bonds);

(i) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (b) to (h) above; and

(j) guarantees in respect of Indebtedness of any person falling within any of (a) to (i) above;

"Borrowers" mean Gulf Offshore N.S. Limited, GulfMark Norge AS and GulfMark Offshore Inc. and "Borrower" means any one of them and includes the successors in title to each;

"Borrower's Security Documents" means, in relation to each Borrower, at any relevant time, such of the Security Documents as shall have been executed by the relevant Borrower at such time;

"Breakage Costs" shall have the meaning ascribed to it in clause 12.1;

"Builder" means:

(a) with respect to the Guaranteed Borrowers, in the case of each Newbuilding, the manufacturer of such Newbuilding as specified in part 2 of schedule 2; and

(b) with respect to GulfMark and in the case of each GulfMark Newbuilding (if any) the manufacturer of such GulfMark Newbuilding as advised by GulfMark in writing to the Facility Agent at any relevant time;

"Capitalised Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of (or other Borrowed Money arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capitalised lease or a liability on the face of a balance sheet of such person in accordance with U.S. GAAP or the generally accepted accounting principles of any other Relevant Jurisdiction, as the case may be;

"Casualty Amount" means five hundred thousand Dollars ($500,000) (or the equivalent in any other currency);

"Certificate of Compliance" means a certificate to be issued by the Guarantor from time to time pursuant to clause 10.1(f) substantially in the form set out in schedule 8;

"Classification" means, with respect of each Mortgaged Vessel, the classification specified in schedule 2 or such other classification as the Majority Lenders shall, at the request of the relevant Borrower, have agreed in writing shall be treated as the Classification of that Mortgaged Vessel for the purposes of this Agreement and the other Security Documents;

"Classification Society" means with respect to each Mortgaged Vessel, the classification society specified in schedule 2 or such other classification society which the Majority Lenders shall, at the request of the relevant Borrower, have agreed in writing shall be treated as the classification society of that Mortgaged Vessel for the purposes of this Agreement and the Security Documents;

"Co-Arranger" means Danish Ship Finance;

"Collateral Deed" means:

(a) in relation to a Mortgaged Vessel whose Flag State is the United Kingdom, a deed of covenant in respect of such Mortgaged Vessel executed or (as the context may require) to be executed by the relevant Borrower in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form;

(b) in relation to a Mortgaged Vessel whose Flag State is in the Kingdom of Norway:

(i) a general assignment in respect of such Mortgaged Vessel executed by the relevant Borrower in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form; and

(ii) a first priority declaration of pledge and first priority factoring agreement to be executed by Norge in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form;

(c) in relation to a Mortgaged Vessel whose Flag State is the United States, a general assignment of the Earnings, Insurance and Requisition Compensation in respect of such Mortgaged Vessel executed by GulfMark in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form;

(d) in relation to a Mortgaged Vessel whose Flag State is other than the United Kingdom, the Kingdom of Norway or the United States such other security documents in respect of such Mortgaged Vessel executed by the relevant Borrower in favour of the Security Trustee (for the benefit of the Creditors) in a form to be agreed; and

(e) such other security document or instrument as may from time to time be executed by the relevant Borrower or the Guarantor in substitution for or in addition to any of the foregoing Collateral Deeds in the agreed form pursuant to any provision of this Agreement or otherwise howsoever, and "Collateral Deeds" means all of such deeds of covenant and general assignments;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers (or any of them) or any other person liable and includes documents creating or evidencing Encumbrances provided however, the Collateral Instruments of North Sea and Norge shall not be documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible, directly or indirectly, for the GulfMark Outstandings, nor shall the Collateral Instruments of North Sea and Norge be a pledge of the assets of North Sea and Norge or a guarantee by North Sea or Norge, directly or indirectly, for the GulfMark Outstandings;

"Commitment" means, in relation to each Lender, the amount set opposite its name in part 1 of schedule 1 and/or, in the case of a Transferee Lender, the amount novated as specified in the relevant Transfer Certificate, as reduced, in each case, by any Reduction Amount (upon reduction or repayment in accordance with clause 6.1) or any prepayment under clause 6.3 or any cancellation pursuant to clause 6.8, so that, if at such time the Commitment has been reduced to zero, references to the Lenders' Commitment in relation thereto shall be construed as a reference to the Lenders' Commitment immediately prior to such reduction to zero;

"Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of any Mortgaged Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

"Consents and Acknowledgements" means all notices of assignment and acknowledgements thereof issued in connection with this Agreement and any of the other Security Documents;

"Consolidated EBITDA" means, with respect of the Guarantor on a consolidated basis calculated in accordance with U.S. GAAP, for any relevant period, the sum of the amounts for such period of:

(a) Consolidated EBIT;

(b) depreciation expense; and

(c) amortisation expense;

"Consolidated EBIT" means, with respect of the Guarantor on a consolidated basis calculated in accordance with U.S. GAAP, for any relevant period:

(a) the sum of the amounts for such period of:

(i) consolidated net income;

(ii) provisions for taxes based on income;

(iii) Consolidated Interest Expense;

(iv) amortisation or write-off deferred financing costs to the extent deducted in determining consolidated net income; and

(v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses;

minus

(b) the sum of the amounts for such period of gains from the sale of assets (excluding sales in the ordinary course of business) and other extraordinary gains;

"Consolidated Interest Expense" means, with respect to the Guarantor on a consolidated basis calculated in accordance with U.S. GAAP, for any relevant period, total interest expense (including that attributable to Capitalised Lease Obligations) as detailed under consolidated statements of cash flow and to include capitalised interest with respect to all outstanding Indebtedness of the Guarantor and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

"Contract" means in relation to each Newbuilding other than GulfMark Newbuildings, the shipbuilding contract with the date specified in part 2 of schedule 2 between the relevant Builder and the relevant Borrower relating to the construction of such Newbuilding and "Contracts" means all of such Contracts;

"Control" when used with respect to any person means either the ownership of more than 50 per cent (or such other amount as may be specified) of the voting share capital (or equivalent rights of ownership) of such person or the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "control", "controlling" and "controlled" shall be construed accordingly;

"Creditors" means the Lenders, the Arrangers, the Co-Arranger, the Facility Agent, the Swap Banks and the Security Trustee;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Delivery" means, with respect to each Newbuilding, the delivery of such Newbuilding by the relevant Builder to the relevant Borrower in accordance with the relevant Contract and subject to any provisions of this Agreement;

"Derivatives Contract" means a contract, agreement or transaction which is:

(a) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

(b) any combination of such transactions,

in each case, whether on-exchange or otherwise and includes the Swap Agreements;

"Disposal Repayment Amount" means in relation to a Disposal Reduction Date, the amount in Dollars, in relation to a Mortgaged Vessel which has become a Total Loss or is being sold, which is one hundred and fifteen per cent. (115%) of the Relevant Fraction of the Total Commitments as at the Disposal Reduction Date;

"Disposal Reduction Date" means:

(a) where a Mortgaged Vessel has become a Total Loss, its Total Loss Reduction Date; or

(b) where a Mortgaged Vessel is being sold in accordance with clause 10.4(n), the date upon which the sale of such Mortgaged Vessel is completed by the transfer of title to such Mortgaged Vessel to the purchaser in exchange for payment of the relevant purchase price;

"Dollar Amount" means with respect to the North Sea Outstandings, the Norge Outstandings and the GulfMark Outstandings, respectively:

(a) in relation to an Advance to be drawn down in Dollars the amount in Dollars so drawn down;

(b) in relation to an Advance to be drawn down in an Optional Currency the amount in Dollars specified in the Drawdown Notice which would be required to purchase the principal amount of that Advance as determined in accordance with clause 4.2; and

(c) in relation to an Advance where it is to be re-advanced upon conversion pursuant to clause 8.3 or continue in an Optional Currency pursuant to clause 8.6, the amount in Dollars which would have been outstanding had such Advance been originally drawn down in, and remained outstanding at all times in, Dollars, as reduced by any repayment or prepayment under this Agreement;

"Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement or any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

"Drawdown Date" means the date on which an Advance is, or is to be, drawn down;

"Drawdown Notice" means a notice substantially in the terms of schedule 3 duly completed by the relevant Borrower with particulars of the relevant Advance;

"Drawdown Period" means the period commencing on the Relevant Date and ending on the date falling no later than one month before the Final Maturity Date;

"Earnings" means, in relation to any Mortgaged Vessel, all moneys whatsoever from time to time due or payable to any person during the Security Period arising out of the use or operation of such Mortgaged Vessel including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, or other agreement with any operator, income arising out of pooling arrangements, compensation payable to the relevant Borrower in the event of requisition of such Mortgaged Vessel for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Mortgaged Vessel and any sums recoverable under any loss of earnings insurance;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or set-off or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect) and includes any agreement to create any of the foregoing;

"Environmental Affiliate" means any agent or employee of either Borrower or any other Relevant Party or any person having a contractual relationship with either Borrower or any other Relevant Party in connection with any Relevant Vessel or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Vessel;

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Vessel or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Vessel required under any Environmental Law;

"Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Vessel;

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Vessel pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

"EURIBOR" means, in relation to a particular period, the rate for deposits of the relevant currency for a period equivalent to such period at or about 11 a.m. (Brussels time) on the Quotation Date for such period as displayed on Reuter's page EURIBOR 01 (or such other page as may replace such page EURIBOR 01 on such system or on any other system replacing said page for this purpose), provided that if on such date no such rate is so displayed, EURIBOR for such period shall be the arithmetic mean (rounded upward if necessary to five (5) decimal places) of the rates respectively quoted to the Facility Agent by each of the Reference Banks at the request of the Facility Agent as such Reference Bank's offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which EURIBOR is to be determined for a period equivalent to such period to prime lenders in the relevant Interbank Market at or about 11 a.m. (Brussels time) on the Quotation Date for such period;

"Euro" or "euro symbol" means the single currency of the Euro States;

"Euro State" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to the European Monetary Union;

"Event of Default" means any of the events or circumstances described in clause 0;

"Facility Agent" means Nordea Bank Norge ASA and includes its successors in title or such other person as may from time to time be appointed as Facility Agent for the Lenders pursuant to clause 2.17 of the Agency Agreement;

"Fair Market Value" means, in relation to each Mortgaged Vessel at any relevant time, the value of such Mortgaged Vessel as determined in accordance with the valuation carried out in accordance with clause 10.2(b);

"Final Maturity Date" means 31 March 2008;

"Flag State" means:

(a) United Kingdom in the case of the Mortgaged Vessels registered or to be registered in the United Kingdom;

(b) the Kingdom of Norway in the case of Mortgaged Vessels registered or to be registered in the Kingdom of Norway; and

(c) the United States in the case of the Mortgaged Vessels registered or to be registered in the United States;

or such other state or territory as the Lenders may approve at the request of the relevant Borrower, as being the "Flag State" of any of its Mortgaged Vessels for the purposes of this Agreement or any of the Security Documents;

"Funded Debt" means, with respect to the Guarantor, on a consolidated basis calculated in accordance with U.S. GAAP, the sum of:

(a) Indebtedness for Borrowed Money which in accordance with U.S. GAAP would be shown on the liability side of the balance sheet; and

(b) all Indebtedness of a second person secured by any Encumbrance on any property of the Guarantor, or any of its Subsidiaries, whether or not such Indebtedness has been assumed;

"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

"Group" means GulfMark and all of its Subsidiaries controlled by GulfMark;

"Guarantee" means the guarantee of the Guarantor contained herein at clause 0 and includes each separate or independent stipulation or agreement by the Guarantor contained in this Agreement;

"Guaranteed Borrowers" means North Sea and Norge and "Guaranteed Borrower" means either one of them and includes the successors in title to each;

"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 15.1; and

"Guarantor" means GulfMark Offshore Inc., a company incorporated in the State of Delaware in the United States, whose chief executive and corporate office is in Houston, Texas and includes its successors in title;

"GulfMark" means GulfMark Offshore Inc., a company incorporated in the State of Delaware in the United States in its capacity as a Borrower under this Agreement;

"GulfMark Mortgaged Vessel" means any Mortgaged Vessel owned by GulfMark;

"GulfMark Newbuildings" means at any relevant time, any vessel to be purchased during the Security Period to GulfMark pursuant to a shipbuilding contract and to be registered in the name of GulfMark and which is the subject of a GulfMark Advance;

"GulfMark Outstandings" means that portion of the Total Commitments advanced or to be advanced (as the context requires) by the Lenders to GulfMark pursuant to and in accordance with this Agreement;

"Incapacity" means in relation to a person the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever;

"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

"Initial Period" means the period commencing on the Relevant Date and ending on 31 March 2003;

"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Mortgaged Vessels in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of, among others, the relevant Borrower, (whether in the sole name of the relevant Borrower, or in the joint names of the Security Trustee and the relevant Borrower or otherwise) in respect of each Mortgaged Vessel and her Earnings or otherwise howsoever in connection with such Mortgaged Vessels and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Interest Payment Date" means, subject to the provisions of clause 5.1 and clause 8.4, the last day of an Interest Period;

"Interest Period" means, in relation to any Advance or the Outstandings, each period for the calculation of interest in respect of the Outstandings ascertained in accordance with clauses 5.2 and 5.3;

"Intermediate Valuation" has the meaning given at clause 10.2(b)(iii);

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions of it and any regulation issued pursuant to it;

"Kroner" and "NOK" means the lawful currency for the time being of the Kingdom of Norway;

"Lenders" means the banks and financial institutions listed in part 1 of schedule 1 and includes their successors in title and permitted assignees and transferees;

"Leverage Ratio" means the Guarantor's ratio of Funded Debt to Total Capitalisation;

"LIBOR" means, in relation to a particular period, the rate for deposits of the relevant currency for a period equivalent to such period at or about 11 a.m. (London time) on the Quotation Date for such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August, 1985)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to five (5) decimal places) of the rates respectively quoted to the Facility Agent by each of the Reference Banks at the request of the Facility Agent as such Reference Bank's offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime lenders in the London Interbank Market at or about 11 a.m. (London time) on the Quotation Date for such period;

"Loss Payable Clauses" shall have the meaning given thereto in each of the Collateral Deeds;

"Majority Lenders" means at any relevant time Lenders the aggregate of whose Commitments at such time exceed sixty six and two thirds per cent (66 2/3%) of the Total Commitments or, if all of the Commitments have been reduced to zero at or prior to that time, Lenders the aggregate of whose Commitments immediately prior to that reduction exceeded sixty six and two thirds per cent (66 2/3%) of the Total Commitments at that time;

"Margin" means:

(a) 1.30 per cent per annum during the first six (6) months of the Initial Period; and

(b) thereafter the Margin shall be adjusted in accordance with the following table:
Test (n.b. based on the Guarantor)	Margin
Leverage Ratio equal to or less than 0.50:1.00	1.20%
Leverage Ratio is equal to or less than 0.60:1.00 but greater than 0.50:1.00	1.30%
Leverage Ratio is greater than 0.60:1.00	1.50%

and as determined in accordance with clause 5.8;

"Margin Adjustment Date" means, with respect to each Margin Re-calculation Period, the last day of that period;

"Margin Re-Calculation Period" means each period of ten (10) days commencing sixty (60) days after each Quarterly Financial Statements Preparation Date;

"Material Adverse Effect" means the effect of any event or circumstance or series of events or circumstances which in the reasonable opinion of the Majority Lenders is likely to have a material adverse effect on:

(a) the business, conditions (financial or otherwise), property, performance, prospects or results of operation of the person concerned; or

(b) the ability of the person concerned to comply with any of its material obligations under this Agreement or any Security Document to which it is a party; or

(c) the legality, validity or enforceability of this Agreement or any Security Document or the rights or remedies of any Creditors thereunder.

"Maximum Amount Available for Drawing" or "MAAD" means:

(a) with respect to each Guaranteed Borrower:

(i) during the Initial Period, the amount which is equal to not more than the lesser of (i) the Total Commitments and (ii) the amount which is equal to the aggregate of sixty five per cent. (65%) of the Fair Market Value of the Mortgaged Vessels owned by, or attributed pursuant to clause 4.1(e) to, such Guaranteed Borrower, in each case less the Outstandings at such time; and

(ii) at any time after the Initial Period, the amount which is equal to not more than the lesser of (i) the Total Commitments and (ii) the amount which is equal to the aggregate of sixty per cent (60%) of the Fair Market Value of the Mortgaged Vessels owned by, or attributed pursuant to clause 4.1(e) to, such Guaranteed Borrower, in each case less the Outstandings at such time, and the MAAD from time to time shall be determined by the Facility Agent and notified to the Guaranteed Borrowers in accordance with clause 4.1; and

(b) with respect to GulfMark the amount which is equal to not more than the lesser of (i) fifty per cent (50%) of the Total Commitments and (ii) the amount which is equal to the aggregate of sixty per cent (60%) of the Fair Market Value of the GulfMark Mortgaged Vessels, in each case less the Outstandings at such time, provided always that in any case where MAAD is being determined for two or more Borrowers at the same time the Outstandings are not double-counted,

and the MAAD from time to time shall be determined by the Facility Agent and notified to GulfMark in accordance with clause 4.1;

"month" or "months" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that:

(a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month; and

(b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

"Mortgage" means in relation to a Vessel, a first priority mortgage of such Vessel executed (or as the context may require) to be executed by the relevant Borrower in favour of the Security Trustee (for the benefit of the Creditors) in the agreed form and "Mortgages" means all of such mortgages;

"Mortgaged Vessel" means, at any relevant time, any of the vessels referred to at sub-paragraphs (a), (b) and (c) of this definition which becomes subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Mortgage or Collateral Deed in relation thereto. The vessels referred to above include:

(a) those Vessels listed in part 1 of schedule 2; and/or

(b) any vessel pre-approved in writing by the Facility Agent (acting upon the instructions of the Lenders) which is:

(i) owned by and registered in the name of GulfMark; and/or

(ii) to be purchased by GulfMark during the Security Period and registered in the name of GulfMark and which is the subject of a GulfMark Advance and, in each case, at the date of drawdown of a GulfMark Advance in respect of such vessel is no more than five (5) years old; and/or

(c) any Newbuilding provided that in the case of a GulfMark Newbuilding, such GulfMark Newbuilding is acceptable to the Lenders,

and for the purposes of this Agreement a Vessel shall be deemed to be a Mortgaged Vessel as from the date that the Mortgage of that Vessel shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (A) the due performance by the relevant Borrower of all its obligations under clause 6.3 following the sale or Total Loss of such Mortgaged Vessel as the case may be and (B) the end of the Security Period;

"Net Proceeds from Equity Offerings" means, in the case of the Guarantor and its Subsidiaries, the proceeds (after deducting the Guarantor's reasonable costs and expenses and any commissions, fees and other expenses due in connection therewith) received by the Guarantor or any of its Subsidiaries from any issue of corporate stock, shares, bonds, notes, debentures or other securities;

"Net Sale Proceeds" means, in relation to a Mortgaged Vessel, the sale price of such Mortgaged Vessel received by the relevant Borrower (after deducting such Borrower's reasonable costs and out-of-pocket expenses incurred in connection with such sale including reasonable and proper costs of drydocking the relevant Mortgaged Vessel and carrying out any repairs on such Mortgaged Vessel for the purposes of complying with its obligations under the relevant sale agreement);

"Net Worth" means, with respect to the Guarantor, on a consolidated basis determined in accordance with U.S. GAAP, its shareholder equity (excluding treasury stock and cumulative translation);

"Newbuildings" means:

(a) with respect to the Guaranteed Borrowers, the Vessels to be built by the relevant Builders pursuant to the Contracts as listed in part 2 of schedule 2; and

(b) with respect to GulfMark, any GulfMark Newbuilding;

"NIBOR" means, in relation to a particular period, the rate for deposits of the relevant currency for a period equivalent to such period at or about 12 a.m. (Oslo time) on the Quotation Date for such period as displayed on Reuters' page NIBP (or such other page as may replace such page NIBP on such system or on any other system replacing said page for this purpose), provided that if on such date no such rate is so displayed, NIBOR for such period shall be the arithmetic mean (rounded upward if necessary to five (5) decimal places) of the rates respectively quoted to the Facility Agent by each of the Reference Banks at the request of the Facility Agent as such Reference Bank's offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which NIBOR is to be determined for a period equivalent to such period to prime lenders in the London Interbank Market at or about 12 a.m. (Oslo time) on the Quotation Date for such period;

"Norge Mortgaged Vessel" means any Mortgaged Vessel owned by Norge;

"Norge Outstandings" means that portion of the Total Commitments advanced or to be advanced (as the context requires) by the Lenders to Norge pursuant to and in accordance with this Agreement;

"North Sea Mortgaged Vessel" means any Mortgaged Vessel owned by North Sea;

"North Sea Outstandings" means that portion of the Total Commitments advanced or to be advanced (as the context requires) by the Lenders to North Sea pursuant to and in accordance with this Agreement;

"Notes" means the Guarantor's 8.75% Senior Notes due 30 June 2008 issued pursuant to the Indenture dated as of 8 June 1998 between the Guarantor and State Street Bank and Trust Company;

"Optional Currency" means Euro, Sterling and NOK so long as each such currency is freely transferable, freely convertible into Dollars and dealt in on the London Interbank Market and, in respect of all payments to be made under this Agreement or any of the Security Documents in an Optional Currency, means immediately available freely transferable cleared funds in that Optional Currency;

"Outstandings" means the aggregate principal amount of the North Sea Outstandings, the Norge Outstandings and the GulfMark Outstandings owing to the Lenders under this Agreement at any relevant time;

"Permitted Encumbrance" means:

(a) any Encumbrance in favour of the Lenders created pursuant to this Agreement and any of the other Security Documents;

(b) any lien on any Mortgaged Vessel for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum in each case not (except with the prior written consent of the Facility Agent) exceeding the Casualty Amount;

(c) any lien arising by operation of law or otherwise in the ordinary course of business permitted under this Agreement and any of the other Security Documents to which the Borrower is a party, provided such liens do not secure amounts more than thirty (30) days overdue;

(d) any Encumbrance more particularly described in schedule 9;

(e) any other Encumbrance created after the date of this Agreement with the prior written consent of the Lenders; and

(f) any Purchase Money Mortgage created after the date of this Agreement;

"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

"Purchase Money Mortgage" means an Encumbrance on or against any assets or documents of title thereto securing a Purchase Money Obligation for such assets, provided that any Encumbrance given in respect of a Purchase Money Obligation shall not extend to any asset or documents of title thereto other than:

(a) the asset acquired with the proceeds giving rise to the creation or assumption of that Purchase Money Obligation (including any earnings or other receivables derived from that asset and its insurance or any other compensation for or relating to its loss, damage, or any other matter whatsoever); and

(b) fixed or structural improvements or modifications, if any, made to, erected or constructed on that asset;

"Purchase Money Obligations" means any Indebtedness created or assumed as part of the non-recourse project financing of the purchase price of real or tangible property and any extension, renewals or refinancing of such Indebtedness;

"Quarterly Financial Statements" means quarterly consolidated financial statements of the Guarantor prepared as at each Quarterly Financial Statements Preparation Date comprising a profit and loss account and a balance sheet;

"Quarterly Financial Statements Preparation Date" means 31 March, 30 June, 30 September and 31 December in each year (or three, six, nine and twelve months after the commencement of the Guarantor's accounting period should its accounting reference date be changed, with the prior written consent of the Facility Agent (acting on the instructions of the Lenders) from 31 December);

"Quotation Date" means, in relation to an Interest Period or other period for which the Relevant Rate is to be determined, the date (which shall not in any event be less than two (2) Banking Days before the commencement of any such Interest Period or other period) on which quotations would customarily be provided by leading banks in the London or other relevant Interbank Market for deposits in the relevant currency for delivery on the first day of that Interest Period or other period;

"Reduction Amount" means:

(a) in the case of each Reduction Date (other than the Reduction Date corresponding to the Final Maturity Date) the sum of Four million Dollars ($4,000,000); and

(b) in the case of the Final Maturity Date the amount of the Outstandings outstanding on such date,

as specified in column (c) of schedule 5;

"Reduction Dates" means, subject to clause 8.4, each of the dates set out in column (b) of schedule 5 up to and including the Final Maturity Date;

"Reduction Fraction" means, with respect to each Borrower, a fraction whose numerator is the amount of such Borrower's Outstandings and whose denominator is the aggregate of the Outstandings of all Borrowers at the relevant date;

"Reference Banks" means the principal Oslo office of Nordea Bank Norge ASA and the principal London office of The Royal Bank of Scotland plc and/or any other Lender appointed as such pursuant to the Agency Agreement;

"Registry" means, in relation to each Mortgaged Vessel, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the Relevant Vessel, the relevant Borrower's title to such Mortgaged Vessel, and the relevant Mortgages under the laws and flag of the relevant Flag State;

"Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

"Relevant Date" means 31 March 2002 or such other date as may be agreed with the Facility Agent;

"Relevant Fraction" shall mean a fraction whose numerator is the Fair Market Value of the relevant Mortgaged Vessel in the case of a Mortgaged Vessel that has suffered a Total Loss or is being sold (prevailing immediately before the Total Loss or sale) and whose denominator is the aggregate of the Fair Market Values of all the Mortgaged Vessels (including such Mortgaged Vessel) at the relevant date;

"Relevant Insured Amount" means, in relation to a Mortgaged Vessel as at any relevant date, an amount in Dollars equal to the Relevant Fraction as at such date of the MAAD as at such date;

"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

"Relevant Party" means each Security Party and any Security Party's Related Companies;

"Relevant Rate" means:

(a) in the case of Dollars and Sterling, LIBOR;

(b) in the case of Euro, EURIBOR; and

(c) in the case of Kroner, NIBOR;

"Relevant Vessel" means any Mortgaged Vessel or any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

"Requisition Compensation" means in relation to each Mortgaged Vessel all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Mortgaged Vessel;

"SEC" means the U.S. Securities and Exchange Commission or any successor governmental body or agency;

"Security Documents" means this Agreement, the Agency Agreement, the Mortgages, the Collateral Deeds, all Consents and Acknowledgements, the Swap Agreements, Swap Assignment and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Outstandings or the Swap Liabilities, interest thereon and other moneys from time to time owing by each Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement) provided however, the Security Documents of North Sea and Norge shall not be documents which contain or evidence an obligation to pay, discharge or be responsible, directly or indirectly, for the GulfMark Outstandings, nor shall the Security Documents of North Sea or Norge be a pledge of the assets of North Sea and Norge or a guarantee by North Sea of Norge, directly or indirectly, for the GulfMark Outstandings;

"Security Party" means each Borrower, the Guarantor and any of the Guarantor's Subsidiaries which may at any time be a party to this Agreement and/or any of the other Security Documents;

"Security Period" means the period commencing on the date of this Agreement and so long as all or any part of the Outstandings or the Commitments, interest thereon or any other moneys are owing, actually or contingently, under this Agreement and/or any of the other Security Documents remain outstanding;

"Security Requirement" means, in relation to each Borrower, the amount in Dollars (as certified by the Facility Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Facility Agent) which is at any relevant time no less than one hundred and forty five per cent (145%) of the aggregate of such Borrower's Outstandings and MAAD;

"Security Trustee" means Nordea Bank Norge ASA and includes its successors in title or such other person as may from time to time be appointed as Security Trustee and trustee for the Lenders and the Creditors pursuant to clause 2.18 of the Agency Agreement;

"Security Value" means, in relation to each Borrower, the amount in Dollars (as certified in good faith by the Facility Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on each Borrower and the Facility Agent) which, at any relevant time, is the aggregate of:

(a) (i) in the case of North Sea, the aggregate of the Fair Market Value of:

(A) the North Sea Mortgaged Vessels (subject to clause 4.1(e)(iii)); and

(B) any GulfMark Mortgaged Vessels from time to time attributed to the North Sea Outstandings pursuant to clause 4.1(e)(iv); and

(ii) in the case of Norge, the aggregate of the Fair Market Value of:

(A) the Norge Mortgaged Vessels; and

(B) any GulfMark Mortgaged Vessel from time to time attributed to the Norge Outstandings pursuant to clause 4.1(e)(iii); and

(C) any North Sea Mortgaged Vessels from time to time attributed to the Norge Outstandings pursuant to clause 4.1(e)(iii), and

(iii) in the case of GulfMark, the aggregate Fair Market Value of the GulfMark Mortgaged Vessels (subject to clauses 4.1(e)(iii) and (iv)),

all as most recently determined in accordance with clause 10.2(b); and

(b) the Fair Market Value of any additional security for the time being actually provided by the relevant Borrower or any Security Party to the Security Trustee pursuant to clause 10.2(a)(ii);

"Semi-Annual Valuation Date" means each day falling six (6) months after the immediately preceding Annual Valuation Date;

"Sterling" and "GBP" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement or any of the other Security Documents in Sterling mean immediately available, freely transferable cleared funds in Sterling;

"Subsidiary" means:

(a) in the case of North Sea, a subsidiary within the meaning of section 736 of the Companies Act 1985;

(b) in the case of Norge the meaning set out in section 1-3. of the Norwegian Public Companies Act of 1997 or any substitute act; and

(c) in the case of the Guarantor, any business entity of which more than fifty per cent (50%) of the voting stock or other equity interest is owned directly or indirectly by the Guarantor and/or one or more other Subsidiary of the Guarantor;

"Swap Agreements" means any agreement or instrument, including any master agreement in respect thereof and any transactions thereunder, between any of the Borrowers and a Swap Bank relating to the hedging of exposure under this Agreement and as described in part 2 of Schedule 1;

"Swap Assignment" means each security assignment entered or to be entered into (as the case may be) between each Borrower and the Security Trustee in the agreed form;

"Swap Banks" means the banks and financial institutions listed in part 2 of schedule 1 and includes their successors in title and assignees and transferees;

"Swap Liabilities" means all Swap Payments due and payable but unpaid at that time to each of the Swap Banks who is a party to a Swap Agreement (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in that Swap Agreement);

"Swap Payments" means, in relation to any Swap Agreement, all amounts from time to time payable by any Security Party under and pursuant to that Swap Agreement (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in that Swap Agreement), and means together all such amounts payable under and pursuant to all Swap Agreements;

"Swap Receipts" means, in relation to any Swap Agreement, all amounts from time to time payable to any Security Party under and pursuant to that Swap Agreement (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set-off and/or netting provisions contained in that Swap Agreement), and means together all such amounts payable under and pursuant to all Swap Agreements;

"Swap Rights" means in relation to the Security Documents, all of the rights, title, benefit and interest (present and future, actual and contingent) of each of the Swap Banks in and to such Security Documents;

"TARGET" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system;

"TARGET day" means any day on which TARGET is open for settlement of payments in Euro;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

"Total Capitalisation" means, with respect to the Guarantor, the sum of Funded Debt and Net Worth;

"Total Commitments" means at any relevant time the total of the Commitments of all the Lenders at such time;

"Total Loss" means:

(a) the actual, constructive, compromised or arranged total loss of any Mortgaged Vessel; or

(b) the Compulsory Acquisition of any Mortgaged Vessel; or

(c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of any Mortgaged Vessel (other than where the same amounts to the Compulsory Acquisition of any Mortgaged Vessel) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless any Mortgaged Vessel be released and restored to the relevant Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within sixty (60) days after the occurrence thereof;

"Total Loss Reduction Date" means, in relation to a Mortgaged Vessel, the date which is the earlier of:

(a) the date one hundred and twenty (120) days after such Mortgaged Vessel became a Total Loss or such later date as may be agreed in writing by the Facility Agent (acting on the instructions of the Majority Lenders) if they are satisfied that the relevant Mortgaged Vessel was properly insured at the time of such Total Loss and that insurance proceeds in respect of such Total Loss will be recovered in amounts sufficient to enable the relevant Borrower to comply with its prepayment obligations under clause 6.3 of this Agreement arising as a consequence of such Total Loss and will be applied in accordance with this Agreement and any of the other Security Documents by the later date so agreed; and

(b) the date upon which insurance proceeds or Requisition Compensation in respect of such Total Loss are received by the relevant Borrower (or the Security Trustee as such Borrower's assignee pursuant to the relevant Collateral Deed), provided always that in the case of clause 6.3(d)(ii) the Total Loss Reduction Date shall not in any event be later than 180 days from the date on which notice of abandonment of the Mortgaged Vessel was given to the insurers and in the case of clause 6.3(d)(iii) the Total Loss Reduction Date shall not in any event be later than 180 days after the first date on which discussions were commenced with the insurers regarding the basis on which the compromised or arranged total loss would be settled;

"Transfer Certificate" means a transfer certificate for the purposes of clause 16 substantially in the form set out in schedule 6 (or such other form as the Facility Agent may approve or require);

"Transferee Lender" has the meaning ascribed thereto in clause 16.3;

"Underwriting Date" means the date on which the Borrowers accepted the offer letter issued by the Facility Agent with respect to the facility constituted by this Agreement;

"United Kingdom" means Great Britain and Northern Ireland;

"United States" or "U.S." means the United States of America;

"U.S. GAAP" means generally accepted accounting principles in the United States;

"Valuation Date" means an Annual Valuation Date and/or a Semi-Annual Valuation Date as the context shall require; and

"Vessels" means the Mortgaged Vessels and the Newbuildings or any of them as the context shall require.

1.3 Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4 Construction of certain terms

In this Agreement, unless specified otherwise or the context otherwise requires:

(a) references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Facility Agent;

(c) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d) words importing the plural shall include the singular and vice versa;

(e) references to a time of day are to London time;

(f) references to a "person" shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

(g) references to "assets" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

(h) references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

(i) references to the "equivalent" of an amount specified in a particular currency (the "specified currency amount") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the day on which the calculation falls to be made for spot delivery as determined by the Facility Agent; and

(j) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5 Insurance terms

In clause 10.4(a):

(a) "excess risks" means the proportion (if any) of claims for general average salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a Mortgaged Vessel is assessed for the purpose of such claims exceeding her insured value;

(b) "protection and indemnity risks" means the usual risks (including oil pollution) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in the United Kingdom or Norway (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision) or (if placed on Norwegian terms) means protection and indemnity risks as defined in the Norwegian Marine Insurance Plan of 1996 as amended ; and

(c) "war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses - time (1/11/95) attached or similar cover or (if placed on Norwegian terms means the war risks described in the Norwegian Marine Insurance Plan of 1966 as amended).

1.6 Accounting terms

All accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with U.S. GAAP (whether or not such is indicated in this Agreement).

1.7 Agreed forms

In this Agreement, any document expressed to be "in the agreed form" means a document in a form agreed by (and for the purposes of identification signed by or on behalf of) each Borrower and the Facility Agent (acting on the instructions of the Lenders) or (in the case of any of the other Security Documents) a document in the form actually executed by both the relevant Security Party or relevant Security Parties and the Security Trustee.

1.8 Majority Lenders

Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Lenders or the Lenders or to be subject to the consent or request of the Majority Lenders or the Lenders or for any action to be taken on the instructions of the Majority Lenders or the Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders or the Lenders (as the case may be) if all the Lenders shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Lenders or all the Lenders (as the case may be) shall have given or issued such opinion, consent, request or instructions but so that (as between each Borrower and the Lenders) each Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders or the Lenders (as the case may be) whether or not this is in fact the case.

2. The facilities

2.1 Amount

(a) The Lenders, relying upon each of the representations and warranties in clause 9, agree to lend to the Borrowers on a several basis only and upon and subject to the terms of this Agreement the Total Commitment.

(b) The obligation of each Lender under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the aggregate amount of the Total Commitments.

2.2 Obligations several

The obligations of each Lender under this Agreement are several; the failure of any Lender to perform such obligations shall not relieve any other Lender, the Arrangers, the Facility Agent or any of the Borrowers of any of their respective obligations or liabilities under this Agreement nor shall the Facility Agent or the Arrangers be responsible for the obligations of any Lender (except for its own obligations, if any, as a Lender) nor shall any Lender be responsible for the obligations of any other Lender under this Agreement.

2.3 Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Lenders or all the Lenders (as the case may be)) the interests of the Facility Agent, the Arrangers and the Lenders are several and the amount due to the Facility Agent (for its own account), to the Arrangers and to each Lender is a separate and independent debt. The Facility Agent, the Arrangers and (subject always to the provisions of the Agency Agreement) each Lender shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for the Facility Agent, the Arrangers or any Lender (as the case may be) to be joined as an additional party in any proceedings for this purpose.

3. Conditions

3.1 Documents and evidence

The obligation of each Lender to make its Commitment available shall be subject to the condition that the Facility Agent, or its duly authorised representative, shall have received:

(a) on the date of this Agreement (or such later date as the Lenders may agree in accordance with clause 3.3 but in any event no later than four (4) Banking Days before the day on which the first Drawdown Notice is given) the documents and evidence specified in part 1 of schedule 4;

(b) not later than four (4) Banking Days before the day on which the Drawdown Notice in respect of:

(i) the first Advance is given, (or such later date as the relevant Lenders may agree in accordance with clause 3.3) the documents and evidence specified in part 2 of schedule 4; and

(ii) any Advance relating to the financing of a Newbuilding is given (or such later date as the Lenders may agree in accordance with clause 3.3) the documents and evidence specified in part 3 of schedule 4, in each case in form and substance satisfactory to the Facility Agent.

3.2 General conditions precedent

The obligation of each Lender to contribute to any Advance is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date or, as the case may be, at the time of any currency conversion pursuant to clause 8.3:

(a) the representations and warranties set out in clause 9.1 (and so that the representation and warranty in clause 9.1(i) shall for this purpose refer to the then latest audited financial statements delivered to the Facility Agent under clause 10.1(e)) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

(b) no Default shall have occurred and be continuing or would result from the making of such Advance.

3.3 Waiver of conditions precedent

The conditions specified in this clause 3 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of all the Lenders without prejudicing the right of the Facility Agent (acting on such instructions) to require fulfilment of such conditions in whole or in part in respect of any other Advance.

3.4 Notification

The Facility Agent shall notify the Lenders and each Borrower promptly after receipt by it of the documents and evidence referred to in clause 0 in form and substance satisfactory to it.

4. Advances; Currencies

4.1 General

(a) Drawdown

Subject to the terms and conditions of this Agreement an Advance shall be made available to each Borrower during the Drawdown Period following receipt by the Facility Agent from the relevant Borrower of a Drawdown Notice not later than 10 a.m. on the fourth Banking Day before the proposed Drawdown Date. A Drawdown Notice shall be effective on actual receipt by the Facility Agent, and, once given, shall, subject as provided in clause 5.7, be irrevocable.

(b) Amount

(i) The aggregate amount of each Advance shall be a Dollar Amount which is a minimum of $4,000,000 or the balance of the Commitments and shall be denominated in one currency only.

(ii) Neither Borrower shall draw down an Advance in an amount which would exceed the MAAD of such Borrower as at the Drawdown Date proposed for such Advance.

(iii) No more than six (6) Advances shall be outstanding at the same time.

(iv) The aggregate amount of all Advances drawn but unpaid at any time shall not exceed the Total Commitments at such time.

(c) Termination of Commitments

Any part of the Commitments undrawn and uncancelled at the end of the Drawdown Period shall thereupon be automatically reduced to zero.

(d) Application of proceeds

Without prejudice to any Borrower's obligations under clause 1.1, none of the Lenders, the Arrangers or the Facility Agent shall have any responsibility for the application of the proceeds of any Advance by the relevant Borrower.

(e) Determination of MAAD

(i) On or about each applicable Valuation Date and after having received the valuations of the Mortgaged Vessels pursuant to clause 10.2(b), the Facility Agent shall calculate the MAAD for each Borrower which shall prevail until the next applicable Valuation Date and shall prepare a revised schedule which shall be issued to the Borrowers and the Lenders in substitution for part 1 of schedule 1. If, for any reason, the Facility Agent does not receive all or any of the valuations required pursuant to clause 10.2(b), the Facility Agent shall be entitled, at the expense of the relevant Borrower, to obtain a valuation from an Approved Valuer and then calculate the MAAD of each Borrower on such basis as it shall reasonably determine.

(ii) In connection with any Advance relating to a Newbuilding, the Borrower purchasing the Newbuilding shall be entitled to request the Facility Agent in writing to take into account the Fair Market Value of the Newbuilding which is the subject of the Advance when determining the MAAD on or about the Quotation Date prior to the relevant Drawdown Date provided always that the Facility Agent has received (pursuant to clause 3.1(b)) and is satisfied with the valuation of such Newbuilding.

(iii) When determining the MAAD for Norge, the Borrowers shall together be entitled to request the Facility Agent in writing that the Fair Market Value of any North Sea Mortgaged Vessel and/or GulfMark Mortgaged Vessel is attributed to Norge provided always that:

(A) at no time shall the Fair Market Value of any North Sea Mortgaged Vessel and/or GulfMark Mortgaged Vessel be attributed to more than one Borrower; and

(B) the aggregate amount of the Fair Market Value of the North Sea Mortgaged Vessels when determining the MAAD for North Sea shall be reduced by an amount equivalent to the Fair Market Value attributed to Norge but so that North Sea will not itself exceed its MAAD as a result of such attribution; and

(C) the aggregate amount of the Fair Market Value of the GulfMark Mortgaged Vessels when determining the MAAD for GulfMark shall be reduced by an amount equivalent to the Fair Market Value attributed to Norge but so that GulfMark will not itself exceed its MAAD as a result of such attribution.

(iv) When determining the MAAD for North Sea, the Borrowers shall together be entitled to request the Facility Agent in writing that the Fair Market Value of any GulfMark Mortgaged Vessel be attributed to North Sea provided always that:

(A) at no time shall the Fair Market Value of any GulfMark Mortgaged Vessel be attributed to more than one Borrower; and

(B) the aggregate amount of the Fair Market Value of the GulfMark Mortgaged Vessels when determining the MAAD for GulfMark shall be reduced by an amount equivalent to the increased Fair Market Value attributed to North Sea but so that GulfMark will not itself exceed its MAAD as a result of such attribution.

4.2 Advances

(a) Selection of currencies

Subject to the provisions of clause 4.2(b), if a Borrower so requests in the Drawdown Notice for an Advance in a notice (a "Conversion Notice") received by the Facility Agent not later than 10 a.m. on the fourth Banking Day before the beginning of the relevant Interest Period, an Advance may be drawn down in an Optional Currency or, on the first day of any Interest Period relating thereto, may be converted into an, or another, Optional Currency or Dollars but if no such request is received by the Facility Agent such Advance will be drawn down in Dollars or, as the case may be, will, subject to clause 8.6, remain outstanding in the currency in which it was outstanding during its immediately preceding Interest Period.

(b) Limit on currencies; non-availability

An Advance may not be drawn down in, converted into or remain outstanding in an Optional Currency if:

(i) in consequence thereof there would be Advances outstanding in more than four (4) different currencies; or

(ii) any Lender notifies the Facility Agent not later than 3 p.m. on the third Banking Day before the proposed Drawdown Date or the beginning of the relevant Interest Period that deposits of such Optional Currency are not readily available to such Lender in an amount comparable with such Lender's portion of the relevant Advance; or

(iii) the Facility Agent determines in good faith after consultation with the Reference Banks (which determination shall be conclusive) at any time prior to 10 a.m. (local time in the place of payment) on the first day of the relevant Interest Period that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant Advance to be drawn down in, converted into or remain outstanding in that Optional Currency.

Accordingly, in any such event, the relevant Advance shall be drawn down in, remain outstanding in, or be converted into, Dollars or an Optional Currency in respect of which the impracticability does not apply, as chosen by the relevant Borrower.

(c) Notification to Lenders

As soon as practicable after receipt of a Drawdown Notice or a Conversion Notice relating to the North Sea Outstandings, the Norge Outstandings and/or the GulfMark Outstandings and complying with the terms of this Agreement the Facility Agent shall notify each Lender and, subject to clause 3, each of the Lenders shall on the relevant Drawdown Date or, as the case may be, on the first day of the relevant Interest Period make available to the Facility Agent its portion of the relevant Advance in accordance with clause 8.2. If an Advance is to be drawn down in an Optional Currency or converted into an, or a different, Optional Currency, the amount to be advanced to the relevant Borrower under this clause 4.2(c) shall (subject to clause 8.3) be the amount of such Optional Currency (as determined by the Facility Agent) which is the equivalent of the Dollar Amount of such Advance on the second Banking Day before the relevant Drawdown Date or, as the case may be, the first day of such Interest Period. If an Advance is to be drawn down in or converted into Dollars, the amount to be advanced to the relevant Borrower under this clause 4.2(c) shall (subject to clause 8.3) be the Dollar Amount of that Advance.

5. Interest and Interest Periods; alternative interest rates; Margin

5.1 Normal interest rate

(a) North Sea shall pay interest on each North Sea Advance or, as the case may be, the North Sea Outstandings in respect of each Interest Period on the relevant Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, every three (3) months from the commencement of the Interest Period and on the relevant Interest Payment Date) at the rate per annum determined by the Facility Agent to be the aggregate of:

(i) the Margin;

(ii) the Additional Cost; and

(iii) the Relevant Rate.

(b) Norge shall pay interest on each Norge Advance or, as the case may be, the Norge Outstandings in respect of each Interest Period on the relevant Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, every three (3) months from the commencement of the Interest Period and on the relevant Interest Payment Date) at the rate per annum determined by the Facility Agent to be the aggregate of:

(i) the Margin;

(ii) the Additional Cost; and

(iii) the Relevant Rate

(c) GulfMark shall pay interest on each GulfMark Advance or, as the case may be, the GulfMark Outstandings in respect of each Interest Period on the relevant Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, every three (3) months from the commencement of the Interest Period and on the relevant Interest Payment Date) at the rate per annum determined by the Facility Agent to be the aggregate of:

(i) the Margin;

(ii) the Additional Cost; and

(iii) the Relevant Rate.

5.2 Selection of Interest Periods

With respect to the North Sea Outstandings, the Norge Outstandings and the GulfMark Outstandings, the relevant Borrower may by notice received by the Facility Agent not later than 10 a.m. on the fourth Banking Day before the beginning of each Interest Period or (as appropriate) in a Drawdown Notice, select a duration of one (1), three (3) or six (6) months (or such longer period as the Majority Lenders may agree with the relevant Borrower) for such Interest Period provided that no Borrower shall be entitled to select a period of one (1) month more than three (3) times in any period of twelve (12) months.

5.3 Determination of Interest Periods applicable to the Outstandings

Each Interest Period applicable to the Advances shall be of the duration selected by the relevant Borrower in accordance with clause 5.2 but so that:

(a) the initial Interest Period in respect of each North Sea Advance (or, as the case may be, the North Sea Outstandings), each Norge Advance (or, as the case may be, the Norge Outstandings) and/or each GulfMark Advance (or, as the case may be, the GulfMark Outstandings), as the case may be, shall commence on the relevant Drawdown Date and each subsequent Interest Period in respect of such Advance (or, as the case may be, Outstandings) shall commence on the expiry of the previous Interest Period;

(b)

(i) the initial Interest Period in respect of each North Sea Advance in each currency after the first North Sea Advance in each currency shall end on the same day as the then current Interest Period of the previous North Sea Advance in such currency and, on the last day of such Interest Period, all North Sea Advances in the same currency shall be consolidated;

(ii) the initial Interest Period in respect of each Norge Advance in each currency after the first Norge Advance in each currency shall end on the same day as the then current Interest Period of the previous Norge Advance in such currency and, on the last day of such Interest Period, all Norge Advances in the same currency shall be consolidated; and

(iii) the initial Interest Period in respect of each GulfMark Advance in each currency after the first GulfMark Advance in each currency shall end on the same day as the then current Interest Period of the previous GulfMark Advance in such currency and, on the last day of such Interest Period, all GulfMark Advances in the same currency shall be consolidated.

(c) a Borrower may not select an Interest Period that will overrun a Reduction Date if the aggregate amount of the North Sea Outstandings, the Norge Outstandings and/or the GulfMark Outstandings, as the case may be, will be higher than the Total Commitments as reduced by the Reduction Amount after such Reduction Date. In such event the relevant Outstandings shall be divided into such parts (taking into account the number, amount and currency of the relevant Advances at such time) as shall result in a Dollar Amount of not less than such excess amount having an Interest Period ending on such Reduction Date, whilst the other part or parts (as the case may be but in any event equal to the balance of the relevant Outstandings as reduced on the next Reduction Date) shall have such longer Interest Period or Periods as shall be ascertained in accordance with clause 5.2 and the other provisions of this clause 5.3;

(d) if a Borrower fails to select the duration of an Interest Period for any Advance in accordance with the provisions of clause 5.2 and this clause 5.3 such Interest Period shall, subject to the other provisions of this clause 5.3, have a duration of three (3) months.

5.4 Interest for late payment

(a) If a Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.4) on its due date for payment under this Agreement the relevant Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Facility Agent pursuant to this clause 5.4.

(b) The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Facility Agent (after consultation with the Lenders so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Facility Agent) of (i) two per cent (2%) per annum, (ii) the Margin, (iii) the Additional Cost and (iv) the Relevant Rate, unless such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Facility Agent under clause 11.2(a) or a prepayment pursuant to clauses 6.3, 6.5, or 13.1, prior to the next succeeding Interest Payment Date relating thereto, in which case the first such period selected by the Facility Agent shall end on such Interest Payment Date and interest shall be payable on such unpaid sum during such period at a rate two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable.

(c) Interest under this clause 5.4 shall be due and payable on the last day of each period determined by the Facility Agent pursuant to this clause 5.4 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 5.7(a) or 5.7(b), the Facility Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 5.4, each Lender shall promptly notify the Facility Agent of the cost of funds to such Lender and interest on any sum not paid on its due date for payment shall be calculated for each Lender at a rate determined by the Facility Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds (including, in the case of amounts in any relevant Optional Currency, Additional Cost) to such Lender.

5.5 Notification of Interest Periods and interest rate

The Facility Agent shall notify each Borrower and the Lenders promptly of the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by either of them under this clause 5.

5.6 Reference Bank quotations

If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating a Relevant Rate (where such a quotation is required having regard to the definition of each Relevant Rate in clause 1.2) the interest rate for the relevant Interest Period shall be determined, subject to clause 5.7, on the basis of the quotations furnished by the remaining Reference banks.

5.7 Market disruption; non-availability

(a) If and whenever, at any time prior to the commencement of any Interest Period:

(i) a time when Reference Bank quotations are required having regard to the definition of each of the Relevant Rates in clause 1.2) the Facility Agent shall have determined in good faith, after consultation with the Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining a Relevant Rate during such Interest Period; or

(ii) or only one of the Reference Banks supplies the Facility Agent with a quotation for the purpose of calculating the Relevant Rate (where such a quotation is required having regard to the definition of each of the Relevant Rates in clause 1.2); or

(iii) Facility Agent shall have received notification from the Lenders with Commitments aggregating not less than one-third of the Outstandings (or, prior to the first Drawdown Date, Commitments aggregating not less than one-third of the Commitments) that deposits in Dollars or any relevant Optional Currency are not available to the Lenders in the London or other relevant Interbank Market (as the case may be) in the ordinary course of business in sufficient amounts to fund their Commitments for such Interest Period or that any Relevant Rate does not accurately reflect the cost to such Lenders of obtaining such deposits, the Facility Agent shall forthwith give notice (a "Determination Notice") to the relevant Borrower or the Borrowers, as the case may be, and to each of the Lenders. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitments shall not be borrowed until notice to the contrary is given to the Borrowers by the Facility Agent.

(b) During the period of ten (10) days after any Determination Notice has been given by the Facility Agent under clause 5.7(a), each Lender shall certify an alternative basis (the "Substitute Basis") for making available or, as the case may be, maintaining its Commitment. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including Additional Cost, if any, to such Lender equivalent to the relevant Margin. Each Substitute Basis so certified shall be binding upon the relevant Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Facility Agent notifies the relevant Borrower or the Borrowers, as the case may be, that none of the circumstances specified in clause 5.7(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

5.8 Variable Margin

(a) During each Margin Re-Calculation Period the Facility Agent shall review the Guarantor's Leverage Ratio (as at the relevant Quarterly Financial Statements Preparation Date) (for the purpose of this clause 5.8 the "Prevailing Ratio") based on the calculations contained in the relevant Certificate of Compliance accompanying the Quarterly Financial Statements. If, after reviewing the calculations contained in any Certificate of Compliance, the Facility Agent is of the opinion that the Certificate of Compliance does not accurately determine the Prevailing Ratio, the Facility Agent shall notify the Borrowers in writing and the parties shall in good faith endeavour to resolve the error in calculation or difference of opinion (as the case may be) prior to the expiry of the Margin Re-Calculation Period. If the Facility Agent and the Borrowers fail to reach agreement as aforesaid the Facility Agent shall in good faith determine the Prevailing Ratio.

(b) The Facility Agent shall notify each Borrower and the Lenders in writing before the expiry of the Margin Re-Calculation Period of the Prevailing Ratio and whether or not the Prevailing Ratio would result in a change of the Margin in accordance with the table set out in the definition of such Margin in clause 1.2.

(c) Any adjustment in the Margin as a result of clauses 5.8(a) and (b) shall take effect on and with effect from the relevant Margin Adjustment Date and apply to all of the Advances as at such date until further adjusted under the provisions of this clause 5.8 and the Facility Agent's notice referred to in clause 5.8(b) shall include a statement setting out the re-calculated interest due with respect to each such Advance.

6 Repayment, reduction, prepayment and cancellation

6.1 Repayment and reduction

(a) On each Reduction Date the Total Commitments shall be reduced by the Reduction Amount. Such reductions shall be effected:

(i) First, by the reduction of any undrawn Commitments; and

(ii) secondly, if the undrawn Commitments are less than the Reduction Amount due on such Reduction Date (the "shortfall amount") each Borrower shall repay a Reduction Fraction of its Outstandings in an amount equal to the Relevant Fraction of the shortfall amount as shall ensure that subsequent to the Reduction Date the aggregate amount of the North Sea Outstandings, Norge Outstandings and/or the GulfMark Outstandings, as the case may be, shall not exceed the Total Commitments as reduced by the relevant Reduction Amount due on such Reduction Date.

(b) Neither the Commitment reduced by nor any amount repaid pursuant to clause 6.1(a) shall be available for reborrowing.

(c) Any Outstandings on the Final Maturity Date shall be repaid by the relevant Borrower on the Final Maturity Date.

6.2 Voluntary prepayment

Each Borrower may prepay its relevant Outstandings or any relevant Advance in whole or part (being not less than $1,000,000 (or the equivalent in an Optional Currency) in any case calculated in accordance with clause 6.7) on any Interest Payment Date relating to the part of such Outstandings or Advance to be repaid. Amounts prepaid pursuant to this clause 6.2 may be re-borrowed subject always to clause 4.1 and clause 6.1.

6.3 Prepayment on Loss and sale, etc.

(a) Reduction of Commitment

If:

(i) a Mortgaged Vessel becomes a Total Loss; or

(ii) a Mortgaged Vessel is sold,

the Commitments shall be reduced on the applicable Disposal Reduction Date by the relevant Disposal Repayment Amount. If, upon reduction of the Commitments by such Disposal Repayment Amount, the Outstandings at such time exceed the Commitments as thereby reduced, the Borrower that owned the relevant Mortgaged Vessel (or, in the case of any Mortgaged Vessel the Fair Market Value of which has been attributed to another Security Party pursuant to clause 4.1(e), the Borrower to whom such Mortgaged Vessel is attributed as at the date of the Total Loss or sale) shall on such Disposal Reduction Date prepay such amount of the Outstandings or any Advance as will ensure that immediately thereafter the Outstandings will not exceed the Commitments as so reduced.

(b) Valuation of Mortgaged Vessels

For the purposes of this clause 6.3 and to determine the Relevant Fraction of the Commitments, the Mortgaged Vessels shall be valued in accordance with clause 10.2(b) at the cost of the relevant Borrower save that, in the case of the sale of such a Mortgaged Vessel, the value of such Mortgaged Vessel shall, for the purposes of this clause, be deemed to be the Net Sale Proceeds of such Mortgaged Vessel or, if higher and if the purchaser is a Subsidiary of the relevant Borrower or the Guarantor, the value of such Mortgaged Vessel as determined in accordance with clause 10.2(b).

(c) Valuation conclusive and costs

The values determined in accordance with clause 6.3(b) shall be binding upon the parties hereto for the purposes of determining the Disposal Reduction Amount for a Disposal Reduction Date and all costs in connection with the Facility Agent obtaining any valuation for such purpose shall be borne by the relevant Borrower.

(d) Date of Total Loss

For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

(i) in the case of an actual total loss of a Mortgaged Vessel on the actual date and at the time such Mortgaged Vessel was lost or, if such date is not known, on the date on which such Mortgaged Vessel was last reported;

(ii) in the case of a constructive total loss of a Mortgaged Vessel, upon the date and at the time notice of abandonment of such Mortgaged Vessel is given to the insurers of such Mortgaged Vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of such Mortgaged Vessel was given to the insurers;

(iii) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the relevant Mortgaged Vessel;

(iv) in the case of Compulsory Acquisition of a Mortgaged Vessel, on the date upon which the Compulsory Acquisition of such Mortgaged Vessel occurs; and

(v) in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Mortgaged Vessel (other than where the same amounts to Compulsory Acquisition of such Mortgaged Vessel) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the owner of the Mortgaged Vessel of the use of such Mortgaged Vessel for more than sixty (60) days, upon the expiry of the period of sixty (60) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred or such other longer period as agreed by the Facility Agent on behalf of the Majority Lenders.

(e) Application of Total Loss and sale proceeds

Provided no Default has occurred and is continuing and provided the relevant Borrower shall have complied with clauses 6.3 and 6.4, any of the following moneys:

(i) insurance moneys or Requisition Compensation in respect of a Total Loss of a Mortgaged Vessel; or

(ii) any proceeds of sale of a Mortgaged Vessel,

received by the Facility Agent or the Security Trustee pursuant to any Security Document shall be paid to the relevant Borrower or (if and to the extent necessary to ensure compliance with clause 0) retained by the Facility Agent for application in or towards making any prepayment and paying any other moneys required under clauses 6.3 and 6.4. For this purpose, any such moneys so received (or the relevant part thereof) shall be applied, in effecting any prepayment required in accordance with clause 6.3 and paying related amounts due under clause 6.4.

6.4 Amounts payable on prepayment

Any prepayment of all or part of the Outstandings under this Agreement shall be made together with:

(a) accrued interest on the amount to be prepaid to the date of such prepayment;

(b) any additional amount payable under clause 8.9 or 13.2; and

(c) all others sums payable by the relevant Borrower to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 7.1(c) and any amounts payable under clause 12.

6.5 Additional voluntary prepayment

Each Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under clauses 5.7, 8.9 and 13.2:

(a) the Outstandings of any Lender to which each Borrower shall have become obliged to pay additional amounts under clauses 8.9 or 13.2; or

(b) any Lender's Outstandings to which a Substitute Basis applies by virtue of clause 5.7(b).

Upon any notice of such prepayment being given, the Commitment of the relevant Lender shall be reduced to zero and for the avoidance of doubt, any amount prepaid under this clause 6.5 shall be applied in reducing the Reduction Amounts proportionately amongst the Lenders.

6.6 Notice of prepayment; reduction of Reduction Amounts

(a) No prepayment may be effected under clause 6.2 unless the relevant Borrower shall have given the Facility Agent at least five (5) Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Facility Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige such Borrower to make such prepayment on the date specified.

(b) Any amount prepaid pursuant to clauses 6.3, 6.5 or 10.2(a)(i) or cancelled pursuant to clause 6.8 shall be applied in reducing the Reduction Amounts under clause 6.1 in inverse order of their due dates for payment/reduction. No Borrower may prepay the Outstandings or any part thereof save as expressly provided in this Agreement.

6.7 Currency amounts repayable

Each repayment or prepayment of any Advance under this Agreement shall be made in the currency in which such Advance was outstanding immediately prior to such repayment or prepayment and shall be in an amount equal to the Dollar Amount in such currency:

(a) where such Advance shall have remained during succeeding Interest Periods in respect of such Advance outstanding in the same Optional Currency and clause 8.3 shall have applied thereto, as at the Interest Payment Date on which there was last a repayment by the relevant Borrower or a re-advance by the Lender pursuant to clause 8.6; and

(b) in any other case, as at the beginning of the Interest Period at the end of which such repayment or prepayment falls due, of the amount in Dollars due to be repaid or prepaid.

6.8 Cancellation

The Borrowers may at any time during the Drawdown Period by notice to the Facility Agent (effective only on actual receipt) cancel with effect from a date not less than ten (10) days after the receipt by the Facility Agent of such notice the whole or any part (being not less than One Million Dollars ($1,000,000) (or its equivalent in any Optional Currency) or, if less, the balance) of the Commitments which has not then been borrowed or requested by any Borrower in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Lender shall be reduced proportionately amongst the Lenders. No amount cancelled under this clause 6.8 may be made available for borrowing or re-borrowing.

7 Commitment commission, fees and expenses

7.1 Fees

The Borrowers shall pay to the Facility Agent:

(a) Arrangement / Participation fee

for the account of the Facility Agent (for distribution between the Lenders at the discretion of the Arrangers), an arrangement/participation fee of an amount agreed between the Borrowers and the Facility Agent in a separate letter, to the extent not already paid;

(b) Structuring Fee

for the account of the Facility Agent, a structuring fee of an amount agreed between the Borrowers and the Facility Agent in a separate letter, to the extent not already paid;

(c) Commitment commission

on the dates falling at three (3) monthly intervals from the date of this Agreement and for so long as any Commitments remain available for drawing until the date of cancellation in full of the Commitments, for the account of each Lender, commitment commission computed from the Underwriting Date at the percentage rate per annum on the amount of the daily undrawn and uncancelled amount of the MAAD which is equal to fifty per cent (50%) of the Margin applicable during each such period of calculation of commitment commission; and

(d) Agency fee

an agency fee for the account of the Facility Agent in the amount of $20,000 upon the date of this Agreement and thereafter in advance on each anniversary of the date of this Agreement until the end of the Security Period.

The fees referred to in clauses 7.1(a) and 7.1(b) shall be payable by the Borrowers to the Facility Agent whether or not any part of the relevant Commitment is ever advanced.

7.2 Expenses

Each Borrower shall pay to the Facility Agent on a full indemnity basis on demand all reasonable expenses (including legal, printing and out-of-pocket expenses) properly incurred by any of the Creditors:

(a) in connection with due diligence, the negotiation, preparation, closing and, where relevant, registration of this Agreement and the other Security Documents, and of any amendment or extension of or the granting of any waiver or consent under, this Agreement or any of the other Security Documents; and

(b) in contemplation of, or otherwise in connection with, the enforcement of, or maintenance and preservation of any rights under, any of this Agreement and the Security Documents, or otherwise in respect of the moneys owing under this Agreement and any of the Security Documents, together with interest at the rate referred to in clause 5.4 from the date on which such expenses were invoiced to or otherwise demanded in writing from the relevant Borrower to the date of payment (as well after as before judgment).

7.3 Value Added Tax

All fees and expenses payable pursuant to this clause 0 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by any Creditor under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4 Stamp and other duties

Each Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors ) imposed on or in connection with this Agreement, the other Security Documents or the Outstandings and shall indemnify the Creditors against any liability arising by reason of any delay or omission by either Borrower to pay such duties or taxes.

8 Payments and taxes; accounts and calculations

8.1 No set-off or counterclaim

The Borrowers acknowledge that in performing their respective obligations under this Agreement the Lenders will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Lenders and that it is reasonable for the Lenders to be entitled to receive payments from the Borrowers gross on the due date in order that the Lenders are put in a position to perform their matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under this Agreement or any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.9, free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency (except for costs, charges or expenses which shall, at the request of the Facility Agent, be payable in the currency in which they are incurred) on the due date to the Facility Agent for the account of each Lender to such account as the Facility Agent may from time to time specify for this purpose. Save where this Agreement specifically provides for a payment to be made for the account of a particular Lender (including, without limitation, clauses 5.1, 6.2, 6.5, 6.7, 7.2, 8.9, 12.1, 12.2, 12.3, 13.1 and 13.2) in which case the Facility Agent shall distribute the relevant payment to the Lender concerned, payments to be made by the relevant Borrower under this Agreement shall be for the account of all the Lenders and the Facility Agent shall forthwith distribute such payments in like funds as are received by the Facility Agent to the Lenders rateably in accordance with their Commitments.

8.2 Payment by the Lenders

All sums to be advanced by the Lenders to the Borrowers under this Agreement shall be remitted in Dollars or the relevant Optional Currency in the case of the drawdown of an Advance, on the Drawdown Date to the account of the Facility Agent at such bank as the Facility Agent may have notified to the Lenders and shall be paid by the Facility Agent on such date in the funds as are received by the Facility Agent to the account of the relevant Borrower specified in the relevant Drawdown Notice.

8.3 Conversion of currencies

The Lenders shall not be bound to advance any moneys to the Borrowers upon the conversion of any Advance from one currency (the "old currency") to another currency (the "new currency") until the relevant Borrower has repaid such Advance in full in the old currency. Notwithstanding the foregoing, unless the relevant Borrower and the Facility Agent otherwise agree not less than four (4) Banking Days before the beginning of the relevant Interest Period, the Facility Agent shall apply the moneys so to be advanced by the Lenders to the relevant Borrower in the new currency in the purchase of the old currency and apply the old currency so purchased in or towards the repayment required under this clause 8.3. Upon any such application being effected, if there remains an amount in the old currency owing from a Borrower to the Lenders such Borrower shall forthwith pay to the Facility Agent for the account of the Lenders the amount in the old currency so owing.

8.4 Non-Banking Days

When any payment under this Agreement or any of the other Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

8.5 Facility Agent may assume receipt

Where any sum is to be paid under this Agreement to the Facility Agent for the account of another person, the Facility Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Facility Agent, then the person to whom such sum was so made available shall on request refund such sum to the Facility Agent together with interest thereon sufficient to compensate the Facility Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Facility Agent for any and all loss or expense which the Facility Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

8.6 Continuation of an Advance in Optional Currency

Where an Advance is outstanding during an Interest Period (the "first period") in an Optional Currency and is to remain in the same Optional Currency during its succeeding Interest Period (the "second period"), the Facility Agent shall (subject to clause 5.3(c)) determine the equivalent in such Optional Currency of the Dollar Amount of such an Advance on the second Banking Day before the beginning of the second period and if such equivalent so determined falls short (after allowing for any repayment of such an Advance to be made at the end of the first period) of the amount of the Optional Currency outstanding at the beginning of the first period the relevant Borrower shall forthwith pay to the Facility Agent for the account of the Lenders an amount in such Optional Currency equal to such shortfall.

8.7 Calculations

All payments of interest in respect of an Advance shall be made in the currency in which the Advance is outstanding at the relevant time. All interest and other payments of an annual nature under this Agreement or any of the other Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year (or, in the case of interest accruing on the Advance at any time when such Advance is denominated in Sterling, a 365 day year).

8.8 Certificates conclusive

Any certificate or determination of the Facility Agent as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of this Agreement or any of the other Security Documents shall be issued or given in good faith and, in the absence of manifest error, be conclusive and binding on the relevant Borrower.

8.9 Grossing-up for Taxes

If at any time a Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement or any of the other Security Documents for the account of any Lender, the Arrangers or the Facility Agent (or if the Facility Agent is required to make any such deduction or withholding from a payment to an Arranger or a Lender), the sum due from such Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Lender, each Arranger and the Facility Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and such Borrower shall indemnify each Lender against any losses or costs incurred by it by reason of any failure of that Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Borrower shall promptly deliver to the Facility Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

8.10 Claw-back of Tax benefit

If, following any such deduction or withholding as is referred to in clause 8.9 from any payment by a Borrower, any Lender shall receive or be granted a credit against or remission for any Taxes payable by it, the relevant Lender shall, subject to such Borrower having made any increased payment in accordance with clause 8.9 and to the extent that the relevant Lender can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the relevant Lender to obtain any other relief or allowance which may be available to it, reimburse the relevant Borrower with such amount as the relevant Lender shall in good faith in its absolute discretion certify to be the proportion of such credit or remission as will leave the relevant Lender (after such reimbursement) in no better or worse position than it would have been in had there been no such deduction or withholding from the payment by that Borrower as aforesaid. Such reimbursement shall be made forthwith upon the relevant Lender certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the relevant Lender to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, neither Borrower shall, by virtue of this clause 8.10, be entitled to enquire about the relevant Lender's tax affairs.

8.11 Bank accounts

Each Lender shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Facility Agent shall maintain a control account showing each Advance and other sums owing by each Borrower under this Agreement and all payments in respect thereof made by each Borrower from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by each Borrower under this Agreement.

8.12 Partial payments

If, on any date on which a payment is due to be made by a Borrower under this Agreement and/or any of the other Security Documents, the amount received by the Facility Agent from such Borrower falls short of the total amount of the payment due to be made by that Borrower on such date then, without prejudice to any rights or remedies available to the Facility Agent and the Lenders under this Agreement and/or any of the other Security Documents, the Facility Agent shall apply the amount actually received from such Borrower in or towards discharge of the obligations of the relevant Borrower under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by such Borrower:

(a) firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Facility Agent, the Arrangers, the Lenders (including any portion of the arrangement fee payable under clause 7.1(a) and/or the structuring fee payable under clause 7.1(b) which remains unpaid) and the Security Trustee under this Agreement and/or the Security Documents;

(b) secondly, in or towards payment to the Lenders, on a pro rata basis, of any accrued commitment commission payable under clause 7.1(c) which shall have become due but remains unpaid;

(c) thirdly, in or towards payment to the Lenders, on a pro rata basis, of any accrued interest which shall have become due but remains unpaid;

(d) fourthly, in or towards payment to the Lenders, on a pro rata basis, of any principal which shall have become due but remains unpaid; and

(e) fifthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in this clause 8.12(a) to 8.12(e) shall be varied by the Facility Agent if all the Lenders so direct, without any reference to, or consent or approval from, the Borrowers; but once the order of application has been so varied the Facility Agent shall notify the Borrowers of that fact.

8.13 Effect of monetary union

If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in Economic and Monetary Union in accordance with Article 109j of the Treaty on European Union, then:

(a) any amount expressed to be payable under this Agreement in that national currency shall be made in that national currency or in Euro as the Facility Agent may, by not less than two Banking Days' notice to the Borrowers and the Lenders to that effect, require;

(b) any amount so required to be paid in Euro shall be converted from that national currency at the rate stipulated pursuant to Article 109l(4) of the Treaty on European Union and payment of the amount in Euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount in accordance with, and subject to, the Regulation(s) made pursuant to Article 109l(4);

(c) after consultation with the Borrowers and the Lenders and notwithstanding clause 2.4 of the Agency Agreement the Facility Agent shall be entitled to make such amendments to this Agreement as it may determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever).

Any amendment so made to this Agreement by the Facility Agent shall be promptly notified to the Lenders and the Borrowers by the Facility Agent and shall be binding on all the Lenders and the Borrowers.

9 Representations and warranties

9.1 Continuing representations and warranties

Each Borrower and the Guarantor represents and warrants to the Creditors that:

(a) Due incorporation

it is duly incorporated and validly existing in good standing under the laws of its country of incorporation, in the case of each Guaranteed Borrower, as a limited liability company and, in the case of the Guarantor, as a corporation, and has power to carry on its business as it is now being conducted and to own its property and other assets; neither of the Guaranteed Borrowers has a chief executive office in the United States;

(b) Corporate power

it has power to execute, deliver and perform its obligations under this Agreement and the other Security Documents to which it is a party and, in the case of each Borrower, to borrow the relevant Commitment; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the relevant Outstandings;

(c) Binding obligations

this Agreement and the other Security Documents to which it is a party constitute or will, when executed, constitute valid and legally binding obligations of each Borrower and the Guarantor enforceable by the Security Trustee (for the benefit of the Lenders) in accordance with their respective terms save as may be subject to applicable bankruptcy, insolvency, moratorium or other laws for the protection of debtors and creditors generally, and to the principles of equity;

(d) No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement and the Security Documents to which it is a party will not :

(i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or the Guarantor is subject;

(ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or the Guarantor (including in the case of the Guarantor, without limitation, the Notes) is a party or is subject or by which it or any of its property is bound;

(iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or the Guarantor; or

(iv) result in the creation or imposition of or oblige any of the Borrowers or the Guarantor to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or the Guarantor;

(e) No litigation

save as disclosed to the Facility Agent in writing on or before the date of this Agreement, no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers or the Guarantor, threatened against any of the Borrowers or the Guarantor which is likely to have a Material Adverse Effect on any of the Borrowers or the Guarantor;

(f) No filings required

save for the registration of each of the Mortgages with the relevant Registry under the laws of the relevant Flag State it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Security Documents nor that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Agreement or the Security Documents and each of this Agreement and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

(g) Choice of law

the choice of English law by each Borrower and the Guarantor to govern this Agreement, and the other Security Documents to which it is a party (other than those Mortgages relating to Mortgaged Vessels not registered in the United Kingdom) and the submissions by each Borrower and the Guarantor to the jurisdiction of the English courts is valid and binding;

(h) No immunity

no Borrower, nor the Guarantor nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

(i) Financial statements correct and complete

the Annual Financial Statements of each Guaranteed Borrower and the Guarantor in respect of the financial year ended on 31st December 2001 as delivered to the Facility Agent have been prepared in accordance with U.S. GAAP (and, in the case of each Guaranteed Borrower, the generally accepted accounting principles of the jurisdiction in which it is incorporated) and present fairly and accurately the financial position of the Guarantor and the consolidated financial position of the Guarantor and its Related Companies as at such date and the results of the operations of the Guarantor and the consolidated results of the operations of the Guarantor and its Related Companies for the financial year ended on such date and, as at such date, neither the Guarantor nor any of the Guarantor's Related Companies had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements in respect of the period to which the financial statements relate;

(j) Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by each Borrower or the Guarantor to authorise, or required by the Borrowers in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and each of the other Security Documents or the performance by each Borrower or the Guarantor of its obligations under this Agreement and the other Security Documents to which it is a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

(k) No Default

no Default has occurred and is continuing;

(l) Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers or the Guarantor in writing to, and acknowledged in writing by, the Facility Agent:

(i) each Borrower and the Guarantor and the other Relevant Parties and their respective Environmental Affiliates have complied in all material respects with the provisions of all applicable Environmental Laws;

(ii) each Borrower and the Guarantor and the other Relevant Parties and their respective Environmental Affiliates have obtained all necessary Environmental Approvals and are in compliance in all material respects with all such Environmental Approvals; and

(iii) no Borrower or the Guarantor or any other Relevant Party or any of their respective Environmental Affiliates has received notice of any Environmental Claim that any Borrower, the Guarantor or any other Relevant Party or any such Environmental Affiliate is not in compliance in any material respect with any Environmental Law or any Environmental Approval;

(m) No Environmental Claims

except as may already have been disclosed by any of the Borrowers or the Guarantor in writing to, and acknowledged in writing by, the Facility Agent there is no Environmental Claim pending or, to the best of any of the Borrowers' or the Guarantor's knowledge and belief, threatened against:

(i) any of the Borrowers or any Mortgaged Vessel; or

(ii) (having made due enquiry) any other Relevant Party or any other Relevant Vessel or any of their respective Environmental Affiliates which any of the Borrowers or the Guarantor reasonably believes could be determined by the Majority Lenders as having a Material Adverse Effect on any of the Borrowers or the Guarantor;

(n) No potential Environmental Claims

except as may already have been disclosed by any of the Borrowers or the Guarantor in writing to, and acknowledged in writing by, the Facility Agent, there has been no emission, spill, release or discharge of a Pollutant from any Mortgaged Vessel or any other Relevant Vessel owned by, managed or crewed by or chartered to any of the Borrowers or the Guarantor nor to the best of each Borrower's or the Guarantor's knowledge and belief (having made due enquiry) from any Relevant Vessel owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim which might have a Material Adverse Effect on any of the Borrowers or the Guarantor;

(o) No other Environmental problems

except as may have already been disclosed by a Borrower prior to the date of this Agreement in writing to and acknowledged in writing by, the Facility Agent, to the best of the knowledge and belief of each Borrower and the Guarantor and their respective directors and other officers (having made due enquiry) there are no circumstances arising from any breach of Environmental Laws or which may give rise to an Environmental Claim which constitutes, or may give rise to, the Event of Default specified in clause 11.1(x);

(p) No Material Adverse Effect

there has been no event or circumstance during the period of the negotiation of and prior to the date of this Agreement which any of the Borrowers or the Guarantor reasonably believes could be determined by the Majority Lenders as having a Material Adverse Effect on any of the Borrowers or the Guarantor;

(q) Compliance with ISM Code

each Borrower has complied at all material times in all material respects with the ISM Code; and

(r) Liability to Taxation

(i) all Taxation for which any of the Borrowers or the Guarantor is liable has, where such tax was due on or before the date of this Agreement, been paid or, where such tax was not yet due on or before the date of this Agreement, been fully provided for in the Annual Financial Statements; and/or

(ii) no Borrower or the Guarantor has in the period of three (3) years ending on the date hereof paid or become liable to pay any penalty or interest charged by virtue of any provisions relating to Taxation, except, in either case, such Taxes and/or penalty or interest charged, as the case may be, which is being disputed in good faith by any of the Borrowers and/or the Guarantor, as the case may be, and has been disclosed in writing to the Facility Agent; and

(s) Parent company

each Guaranteed Borrower is a wholly owned Subsidiary of the Guarantor.

9.2 Initial representations and warranties

Each Borrower and the Guarantor further represents and warrants to the Creditors that as at the date of this Agreement:

(a) Pari passu

the obligations of each Borrower and the Guarantor under this Agreement are direct, general and unconditional obligations of each Borrower and the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of each Borrower and the Guarantor, respectively;

(b) Information

all written information furnished by any Security Party to the Lenders in connection with the negotiation and preparation of this Agreement was in the opinion of each Borrower and the Guarantor (formed on a reasonable basis):

(i) correct and complete in all material respects; and

(ii) did not contain any untrue statement of a material fact or, in relation to its subject matter and the purpose for which it was provided, omit to state a material fact the absence of which would make the statements contained in that information misleading in the light of the circumstances under which they were made when read by a person interpreting them reasonably;

(c) No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any of the Borrowers or the Guarantor under this Agreement or the other Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of this Agreement or the other Security Documents or any other document or instrument to be executed or delivered under this Agreement or any of the other Security Documents;

(d) The Mortgaged Vessels

each Mortgaged Vessel will on the first Drawdown Date be:

(i) in the absolute ownership of the relevant Borrower who will on and after the first Drawdown Date be the sole, legal and beneficial owner of any Mortgaged Vessel;

(ii) permanently registered in the name of the relevant Borrower through the relevant Registry as a vessel under the laws and flag of the relevant Flag State;

(iii) operationally seaworthy and in every way fit for service unless undergoing scheduled drydocking and maintenance; and

(iv) classed with the Classification free of all conditions and recommendations of the Classification Society that would affect the maintenance of class;

(e) Mortgaged Vessel's employment

no Mortgaged Vessel will on or before the first Drawdown Date be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Mortgage would have required the consent of the Lenders under clauses 10.4(i) or (o) and on or before the first Drawdown Date there will not be any agreement or arrangement whereby the Earnings may be shared with any other person;

(f) Freedom from Encumbrances

none of the Mortgaged Vessels, nor their Earnings, Insurances or Requisition Compensation nor any other properties or rights which are, or are to be, the subject of this Agreement or any of the Security Documents nor any part thereof will be, on the first Drawdown Date, subject to any Encumbrance other than Permitted Encumbrances; and

(g) Copies true and complete

the copies of the documents delivered or to be delivered to the Facility Agent pursuant to clause 9.1 are, or will when delivered be, a true and complete copies of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder.

9.3 Repetition of representations and warranties

On and as of each Drawdown Date and on each Interest Payment Date each Borrower and the Guarantor shall be deemed to repeat the representations and warranties in clause 9.1 (and so that the representation and warranty in clause 9.1(i) and 9.1(r) shall for this purpose refer to the then latest audited financial statements delivered to the Creditors under clause 10.1(e) as if made with reference to the facts and circumstances existing on such day.

9.4 Confirmation of representation and warranties

The Guarantor confirms that the representation and warranties made and repeated by the Borrowers under this Agreement and the other Security Documents will, when made and repeated by each Borrower, be complete, accurate, correct and, not materially misleading.

10 Undertakings

10.1 General

Each Borrower and the Guarantor undertakes with each of the Creditors that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the other Security Documents and while all or any part of each Borrower's Commitment remains outstanding, it will:

(a) Notice of Default

promptly inform the Facility Agent of any occurrence of which it becomes aware which acting reasonably and in good faith it believes would adversely affect the ability of any Security Party to perform its obligations under this Agreement or any of the other Security Documents and, without limiting the generality of the foregoing, will inform the Facility Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Facility Agent, confirm to the Facility Agent in writing (in a certificate signed by one (1) authorised officer (or as otherwise required by its constitutive documents) of such Borrower and delivered to the Facility Agent no later than seven (7) days after having been requested) that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

(b) Consents and licences

without prejudice to clauses 9.1 and 9.3, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be required under applicable law for the continued due performance of all the obligations of the Security Parties under this Agreement and each of the other Security Documents;

(c) Use of proceeds

in the case of North Sea, use the North Sea Outstandings, in the case of Norge, use the Norge Outstandings and in the case of GulfMark, use the GulfMark Outstandings exclusively for the purposes specified in clause 1.1;

(d) Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 10.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(e) Financial statements

in the case of each Guaranteed Borrower, prepare Annual Financial Statements in accordance with generally accepted accounting principles in the jurisdiction in which each of the Guaranteed Borrowers is incorporated and, in the case of the Guarantor, prepare Annual Financial Statements in accordance with U.S. GAAP in respect of each financial year and cause the same to be reported on by the Auditors and, in the case of the Guarantor, prepare Quarterly Financial Statements on the same basis as the Annual Financial Statements and deliver sufficient copies of the same to the Facility Agent for distribution to the Lenders as soon as practicable but not later than one hundred and twenty (120) days (in the case of Annual Financial Statements to be prepared by the Guarantor) or one hundred and eighty (180) days (in the case of the Annual Financial Statements to be prepared by each of the Guaranteed Borrowers) or sixty (60) days (in the case of Quarterly Financial Statements) (or, in any such case, such longer period as may be agreed in writing by the Facility Agent) after the end of the financial period to which they relate;

(f) Certificate of compliance with clause 10.5

at the same time as the Guarantor delivers to the Facility Agent, pursuant to clause 10.1(e), copies of the Annual Financial Statements or Quarterly Financial Statements (as the case may be) the Guarantor shall provide a statement signed by at least two officers of the Guarantor (including the Chief Financial Officer or another senior officer of the Guarantor) (in substantially the form set out in schedule 8) confirming:

(i) that such Annual Financial Statements or Quarterly Financial Statements were prepared in accordance with U.S. GAAP (and, in the case of each Guaranteed Borrower, the generally accepted accounting principles of the jurisdiction in which it is incorporated);

(ii) that as at the date to which the relevant financial statements are made up, the Guarantor was in compliance with the covenants and undertakings set out in clause 10.5 (or, if it was not in such compliance, indicating the extent of the breach and the steps intended to be taken to remedy the same); and

(iii) that, as at the date not more than seven (7) days prior to the delivery of the certificate, no Default has occurred and is continuing (or, if such is not the case, specifying the same);

(g) Delivery of reports

deliver to the Facility Agent as many copies as the Facility Agent may reasonably require of every report, circular, SEC filing, notice or like document issued by the Guarantor and each Guaranteed Borrower to their respective shareholders or creditors generally;

(h) Provision of further information

provide the Facility Agent with such financial and other information concerning the Guarantor and each Guaranteed Borrower, their respective Related Companies, the other Security Parties and their respective affairs as the Majority Lenders may from time to time reasonably require;

(i) Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under this Agreement and any of the other Security Documents to which it is a party; and

(j) Newbuildings

upon Delivery of each Newbuilding, execute a Mortgage in respect of such Newbuilding in favour of the Security Trustee.

10.2 Security value maintenance

(a) Security shortfall

If at any time any Security Value shall be less than the relevant Security Requirement, the Facility Agent shall (upon the instructions of the Lenders) give notice to the relevant Borrower requiring that such deficiency be remedied and then such Borrower shall (unless any relevant Mortgaged Vessel has become a Total Loss (in which case clause 6.3 shall apply)) either:

(i) prepay within a period of fifteen (15) days of the date of receipt by the relevant Borrower or Borrowers of the Facility Agent's said notice such sum in Dollars or other Optional Currency as will result in the relevant Security Requirement after such prepayment (taking into account any other repayment of the Outstandings made between the date of the notice and the date of such prepayment) being equal to the corresponding Security Value; or

(ii) within fifteen (15) days of the date of receipt by the relevant Borrower or Borrowers of the Facility Agent's said notice constitute to the satisfaction of the Lenders such further security for the Outstandings as shall be acceptable to the Security Trustee having a value for security purposes at the date upon which such further security shall be constituted which, when added to the relevant Security Value, shall not be less than the corresponding Security Requirement as at such date, and until the Facility Agent is satisfied with any action taken pursuant to paragraph (i) or paragraph (ii) above, the relevant Borrower or Borrowers shall not be entitled to drawdown or continue any further Advances. Clause 6.4 shall apply to prepayments under clause 10.2(a)(i);

(b) Valuation of Mortgaged Vessels

(i) The Mortgaged Vessels shall, for the purposes of this clause 10.2(b), be valued in Dollars, on each Annual Valuation Date by two (2) of the Approved Valuers selected by the Borrowers (each such valuation to be made without, unless required by the Facility Agent on behalf of the Lenders, physical inspection, and on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Mortgaged Vessels). At any time when:

(A) there are moneys outstanding under this Agreement on a Semi-Annual Valuation Date; and/or

(B) a drawdown is requested more than six (6) months after the most recent Annual Valuation Date when no valuations have been obtained on the most recent Semi-Annual Valuation Date,

the Mortgaged Vessels (and any Newbuilding the subject of an Advance (if any)) shall be valued on the basis described in the preceding sentence of this clause 10.2(b)(i).

The Borrowers shall procure that each valuation obtained under this clause 10.2(b) shall be delivered by the Approved Valuers to the Facility Agent at the same time as they are delivered to the relevant Borrower no later than four (4) days before each Valuation Date. Subject to clause 10.2(b)(ii) the mean of the valuations of the Mortgaged Vessels attributed to each Borrower at any relevant time pursuant to clause 4.1(e) shall constitute the Security Value applicable to that Borrower for the purposes of this clause 10.2.

(ii) If the Facility Agent is not satisfied with the valuation of any of the Mortgaged Vessels, the Facility Agent shall be entitled to request a valuation by a third Approved Valuer in respect of any such Mortgaged Vessel or Vessels, as the case may be. The Facility Agent shall (in its absolute discretion) be entitled to discard one of the earlier valuations and substitute the third valuation therefore and the mean of the remaining valuations shall constitute the Security Value applicable to each Borrower for the purposes of this clause 10.2.

(iii) If at any time between valuations of any of the Mortgaged Vessels, the Lenders are reasonably of the opinion that the value of any Mortgaged Vessel may have materially deteriorated since its most recent valuation, the Facility Agent, on behalf of the Lenders, shall be entitled to request a new valuation by an Approved Valuer (an "Intermediate Valuation") of such Mortgaged Vessel or Vessels, as the case may be. The Facility Agent shall (in its absolute discretion) be entitled to discard the earlier valuations and substitute the Intermediate Valuation therefore.

(iv) The value of the Mortgaged Vessels determined in accordance with the provisions of this clause 10.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

(c) Information

Each Borrower and the Guarantor undertakes to the Facility Agent to supply to the Facility Agent and to any such shipbrokers such information concerning each relevant Mortgaged Vessel and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

(d) Costs

All reasonable costs in connection with the Facility Agent obtaining any valuation of the Mortgaged Vessels referred to in clause 10.2(b)(i) and (ii), and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the relevant Borrower electing to constitute additional security pursuant to clause 10.2(a)(ii) shall be borne by such Borrower. All reasonable costs in connection with the Facility Agent obtaining any valuation of the Mortgaged Vessels referred to in clause 10.2(b)(iii) shall be borne equally by the Lenders and the relevant Borrower.

(e) Valuation of additional security

For the purpose of this clause 10.2, the market value of any additional security provided or to be provided to the Security Trustee shall be determined in good faith by the Security Trustee subject to the approval of the Lenders without any necessity for the Security Trustee assigning any reason thereto.

(f) Documents and evidence

In connection with any additional security provided in accordance with this clause 10.2, the Facility Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 4 as may in the Facility Agent's reasonable opinion be appropriate and such favourable legal opinions as the Facility Agent shall in its absolute discretion require in good faith.

10.3 Negative Undertakings

The Guarantor shall ensure that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the Security Documents and while all or any part of the Commitment remains outstanding, neither it, the Guaranteed Borrowers or any Related Company, will, without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) (such consent not to be unreasonably withheld or delayed):

(a) Negative pledge

subject only to clause 10.4(a) in the case of Mortgaged Vessels, permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Borrowed Money or other liability or obligation of either Borrower, the Guarantor or any other person; unless the same or similar security (in the opinion of the Lenders) is also provided to the Security Trustee (for the benefit of the Creditors) on a pro rata basis in the form and substance satisfactory to the Facility Agent and ranking at least pari passu and securing all the obligations of the Borrowers and/or the Guarantor under this Agreement;

(b) No merger

merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction other than by and amongst Group companies where the prior written consent of the Lenders has been obtained (such consent not to be unreasonably withheld);

(c) Disposals

except as permitted by the listed exceptions below, sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over a Material Part of the Business of the Guarantor or either of the Guaranteed Borrowers.

The exceptions referred to above are:

(i) transfers, sales or disposals of assets for full consideration on an arm's length basis and in the ordinary course of trading whether by one or a series of transactions related or not, including transfers, disposals or sales which are made in or by way of exchange for other assets of comparable or superior type, value or quality; or

(ii) sales, disposals, transfers, abandonments, loans or cessations or direct control of a Material Part of the Business of the Guaranteed Borrowers to the Guarantor or to any of its directly or indirectly wholly-owned Subsidiaries; or

(iii) the sale, disposal or transfer by the Borrowers of any Mortgaged Vessel pursuant to clause 10.4(n); or

(iv) any other sale, transfer, abandonment, lending or other disposal or cessation of direct control of any undertaking, asset, right or revenue expressly permitted under this Agreement or any of the other Security Documents.

For the purpose of this clause 10.3(c), in relation to any relevant person, a "Material Part of the Business" is any part of the undertaking, assets, rights and revenues of that person which has a book value of 15% or more of the book value of the whole); and

(d) Other business

undertake any business other than the business currently conducted by it as at the date of this Agreement.

10.4 Mortgaged Vessel covenants

Each Borrower and the Guarantor hereby covenants with each of the Creditors and undertakes throughout the Security Period that it will:

(a) Insurance

(i) Insured risks, amounts and terms

insure and keep its Mortgaged Vessels insured free of cost and expense to the Security Trustee and in the name of the relevant Borrower or the Guarantor (but in the case of the insurances referred to in sub-paragraph (A) below, no other person, save with the prior written consent of the Security Trustee and subject to such person having executed to the satisfaction of the Security Trustee, a first priority assignment in favour of the Security Trustee of such person's interest in the Insurances of such Mortgaged Vessel on similar terms to the assignment in the relevant Collateral Deed) or, if so required by the Security Trustee, in the joint names of each Borrower and the Security Trustee, the Facility Agent and/or the Lenders (but without liability on the part of the Security Trustee, the Facility Agent and/or the Lenders for premiums or calls):

(A) the hull and machinery against fire and usual marine risks (including excess risks) and, subject to clause 10.4(a)(xv), war risks, on an agreed value basis, in such amounts (but not in any event less than, in the case of each Mortgaged Vessel, the higher of (1) one hundred and twenty five per cent (125%) of the Relevant Insured Amount for such Mortgaged Vessel and (2) its market value as most recently determined in accordance with clause 10.2(b) prior to the commencement of the period of the relevant policy) and upon such terms as shall from time to time be approved in writing by the Security Trustee; and

(B) against protection and indemnity risks (including pollution risks for a minimum amount of USD500,000,000 or such higher or lower maximum amount of cover against pollution risks as shall at any time be available by entry of the relevant Mortgaged Vessel with, and/or arrangement by, and/or under any cover arranged by, or through either a protection and indemnity association which is a member of either the "International Group" of protection and indemnity associations (or any successor organisation designated by the Security Trustee for this purpose) or the International Group (or such successor organisation) itself or, if the International Group or any such successor ceases to exist or ceases to provide or arrange any cover for pollution risks, or any supplemental cover for pollution risks over and above that afforded by the basic entry of the Mortgaged Vessel with its protection and indemnity association, the maximum aggregate amount of cover against pollution risks as shall be available on the open market and by basic entry with a protection and indemnity association provided that, if the Mortgaged Vessel in question has ceased trading or is in lay up (and its cargo fully discharged) and in either case has discharged all cargo, the level of pollution risks cover afforded by ordinary protection and indemnity cover available through a member of the International Group or such successor organisation or, as the case may be, on the open market in such circumstances shall be sufficient for such purpose) for vessels of the same type, size, age and flag as the relevant Mortgaged Vessel) for the full value and tonnage of such Mortgaged Vessel (as approved in writing by the Security Trustee) and upon such terms as shall from time to time be approved in writing by the Security Trustee by reference to customary market practice;

and pay the Security Trustee the cost (as conclusively certified by the Security Trustee) of any other insurance cover which the Security Trustee may from time to time effect in respect of any Mortgaged Vessel and/or in respect of the interest of any or all of the Creditors in relation to such Mortgaged Vessel or potential third party liability of any or all of the Creditors in relation to such Mortgaged Vessel as the Security Trustee shall reasonably deem desirable having regard to (x) any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 10.4(a) and are not customarily applicable on the date of this Agreement and/or (y) any change in the practice of leading lenders providing loans to finance vessels of a type or category similar to the Mortgaged Vessels which carry Pollutants as to the insurances which they require to be taken out to protect their security interests in the Mortgaged Vessels and/or their liability to third parties as a consequence of financing the Mortgaged Vessels and/or taking a security interest in such Mortgaged Vessels and/or (z) changes of applicable laws (or the judicial or official interpretation thereof) concerning the priority of Environmental Claims as against vessel mortgages and/or the liability of mortgagees and lenders in relation to Environmental Claims;

(ii) Approved brokers, insurers and associations

effect the insurances aforesaid in Dollars or such other currency as the Security Trustee (acting on the instructions of the Majority Lenders) may approve and through the Approved Brokers (if any) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Security Trustee (acting on the instructions of the Majority Lenders); provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of any Mortgaged Vessel with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Security Trustee (acting on instructions of the Majority Lenders);

(iii) Fleet liens, set off and cancellation

if any of the insurances referred to in 10.4(a)(i) form part of a fleet cover, procure that the Approved Brokers shall undertake to the Security Trustee that they shall neither set off against any claims in respect of any Mortgaged Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of each Mortgaged Vessel;

(iv) Payment of premiums and calls

punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts or other evidence of payment when so required by the Security Trustee;

(v) Renewal

at least fourteen (14) days (or such shorter period as the Security Trustee may from time to time agree) before the relevant policies, contracts or entries expire, notify the Security Trustee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the relevant Borrower or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Security Trustee pursuant to this clause 10.4(a), that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Security Trustee may from time to time agree) confirm in writing to the Security Trustee whether or not there is likely to be any changes in the names of the brokers and/or war risks and protection and indemnity associations and advise when it is expected that such renewals shall be effected in accordance with the instructions so given provided always that the renewal is effected before the then current insurances expire;

(vi) Guarantees

arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(vii) Hull policy documents, notices, loss payable clauses and brokers' undertakings deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause10.4(a) as are effected through the Approved Brokers and procure that the interest of the Security Trustee, the Facility Agent and the Lenders shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and by means of a Notice of Assignment of Insurances (signed by the relevant Borrower and by any other assured who shall have assigned its interest in the Insurances to the Security Trustee) and that the Security Trustee shall be furnished with pro forma copies thereof and, unless the insurances are placed, to the satisfaction of the Security Trustee, upon the terms of the Norwegian Marine Insurance Plan of 1996 as amended, a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Security Trustee by reference to customary market practice;

(viii) Associations' loss payable clauses, undertakings and certificates procure that any protection and indemnity and/or war risks associations in which any Mortgaged Vessel is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Security Trustee with a copy of such certificate of entry or policy and, unless the insurances are placed, to the satisfaction of the Security Trustee, upon the terms of the Norwegian Marine Insurance Plan of 1996 as amended, a letter or letters of undertaking in such form as shall from time to time be required by the Security Trustee by reference to customary market practice;

(ix) Extent of cover and exclusions

take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Security Trustee pursuant to this Agreement;

(x) Independent report

if so requested by the Security Trustee where there has, in the reasonable opinion of the Majority Lenders, been a significant change in circumstances or the insurance arrangements or the status of any insurer or association which may, in the reasonable opinion of the Majority Lenders, adversely affect the interests of the Lenders, but at the cost of the relevant Borrower, furnish the Security Trustee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Security Trustee dealing with the insurances maintained on any Mortgaged Vessel and stating the opinion of such firm as to the adequacy thereof;

(xi) Collection of claims

do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(xii) Employment of Mortgaged Vessels

not employ any Mortgaged Vessel or suffer such Mortgaged Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

(xiii) Application of recoveries

apply all sums receivable under the Insurances which are paid to any of the Borrowers in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

(xiv) Further insurance assignments

unless the relevant Mortgaged Vessel is insured against the risks referred to in clause 10.4(a)(i)(A) upon the terms of the Norwegian Insurance Plan of 1996 as amended, not permit the insurances referred to in such clause to be effected in the name of any person (other than the Security Trustee and/or the other Creditors) unless such person has to the satisfaction of the Security Trustee executed a first priority assignment of the Security Trustee of such person's interest in the Insurances of such Mortgaged Vessel on similar terms (mutatis mutandis) to the assignment by the relevant Borrower in the relevant Collateral Deed;

(xv) Unavailability of Insurances

If requested to do so by any Borrower and if in the absolute discretion of the Facility Agent (acting upon the instructions of the Lenders) the requirement of any Borrower and/or of the Guarantor to provide war risk insurance in accordance with the terms of this Agreement and/or any of the other Security Documents is not capable of fulfilment by insurance placed in the marine insurance market through first class insurers of internationally recognised responsibility and standing or is a requirement that is not capable of fulfilment at premium levels which are commercially sensible then each relevant Borrower and/or the Guarantor and the Facility Agent (acting upon the instructions of the Lenders) shall negotiate together in good faith for a period not exceeding ninety (90) days with a view to agreeing such amendments to the requirements of this Agreement and/or any of the other Security Documents as shall be necessary to take account of (a) the current practice of the marine insurance market in respect of war risks; and (b) levels and scope and terms of cover available in the marine insurance market, in respect of war risks, at premium levels which are, in the absolute discretion of the Facility Agent (acting upon the instructions of the Lenders), commercially sensible.

(b) Mortgaged Vessel's name and registration

(i) not change the name of any Mortgaged Vessel without first notifying the Facility Agent and so long as any such change in name does not jeopardise the insurances relating to any such Mortgaged Vessel;

(ii) keep each Mortgaged Vessel registered under the laws of its Flag State at the relevant port of registry;

(iii) not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in a Mortgaged Vessel being required to be registered otherwise than under the laws of its Flag State at the relevant port of registry;

(iv) not register any Mortgaged Vessel or permit its registration under any other flag or at any other port without the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed);

(v) if the said registration of a Mortgaged Vessel is for a limited period, renew the registration of such Mortgaged Vessel at least fifteen (15) days prior to the expiry of such registration and provide evidence of such renewal to the Security Trustee at least five (5) days prior to such expiry;

(c) Repair

regularly monitor the condition of each Mortgaged Vessel and keep each Mortgaged Vessel and its equipment, outfit and appurtenances in good condition and repair and in all respects seaworthy and fit for its intended service and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of such Mortgaged Vessel;

(d) Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed):

(i) make any modification to any Mortgaged Vessel in consequence of which her structure, type or performance characteristics would be materially altered and her value materially reduced; or

(ii) remove any material part of any Mortgaged Vessel or any equipment the value of which is such that its removal from such Mortgaged Vessel would materially reduce the value of such Mortgaged Vessel without replacing the same with equivalent parts or equipment which are owned by the relevant Borrower free from Encumbrances; or

(iii) install on any Mortgaged Vessel any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of such Mortgaged Vessel other than in circumstances where any damage so caused can be repaired and made good such that there is no material reduction in the Mortgaged Vessel's value as a result thereof, or allow any other person to do any of the above;

(e) Maintenance of class; compliance with regulations

at all times and without cost or expense to any Creditors keep its Mortgaged Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification or, with the prior written consent of the Facility Agent, such other classification satisfactory to the Facility Agent (acting upon the instructions of the Lenders), at any time free of any conditions and all recommendations that affect classification and rating for vessels of the same age and type in the Classification Society or other classification society of like standing approved by the Majority Lenders and to deliver to the Facility Agent within fourteen (14) days of receipt from the relevant Classification Society a certificate from such Classification Society showing such Classification to be maintained and will without cost or expense to the Facility Agent instruct and authorise each Classification Society to give an undertaking to the Facility Agent as follows:

(i) to send to the Facility Agent, following receipt of a written request from the Facility Agent, certified true copies of all original class records held by the Classification Society relating to the Mortgaged Vessel;

(ii) to allow the Facility Agent (or its agents), at any time and from time to time, to inspect the original class and related records of the Borrowers and the Guarantor and their respective Mortgaged Vessels at the offices of the Classification Society and to take copies of them;

(iii) following receipt of a written request from the Facility Agent at any time:

(A) to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of any Mortgaged Vessel's class under the rules or terms and conditions of any Borrower's or the Guarantor's or the relevant Mortgaged Vessel's membership of the Classification Society; and

(B) to confirm that none of the Borrowers or the Guarantor is in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; and

(C) if a Borrower or the Guarantor is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Facility Agent in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; and

(D) to notify the Facility Agent immediately in writing if the Classification Society receives notification from any of the Borrowers or the Guarantor or any other person that a Mortgaged Vessel's Classification Society is to be changed.

No Borrower shall revoke such instructions to the Classification Society for any of its respective Mortgaged Vessels without the prior written consent of the Majority Lenders (which consent shall not be withheld or delayed in circumstances where a Mortgaged Vessel is being disposed of in accordance with clause 10.4(n) and otherwise shall not be unreasonably withheld or delayed). Notwithstanding the above instructions and undertaking given for the benefit of the Facility Agent, each Borrower and the Guarantor shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Facility Agent to the Classification Society;

(f) Surveys

submit each Mortgaged Vessel to such periodical or other surveys as may be required for classification purposes and, if so requested by the Facility Agent or if the survey report relates to or recommends or requires repairs and/or other work the cost of which will or may exceed the Casualty Amount, supply to the Facility Agent copies of all survey reports issued in respect thereof;

(g) Inspection

ensure that the Facility Agent, by surveyors or other persons appointed by it for such purpose, may, upon giving the relevant Borrower or the Guarantor reasonable notice of its intention, to board any Mortgaged Vessel once in each calendar year (for so long as moneys remain outstanding under this Agreement) at reasonable times without interfering with the operation of such Mortgaged Vessel for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give to the Facility Agent reasonable advance notice of any intended drydocking of any Mortgaged Vessel (whether for the purpose of classification, survey or otherwise)(provided that any such surveyor or other person shall undertake confidentiality with respect to disclosure of the results of such inspection to any third parties other than the Creditors and their advisers). The cost of such inspections and surveys shall be paid by the relevant Borrower or the Guarantor. All inspections and surveys of each Mortgaged Vessel shall be carried out at such times and places and in such manner as to minimise delaying the use and operation of the Mortgaged Vessel, but the Facility Agent shall not be obliged to carry out such inspections only during periods of drydocking. If the Facility Agent requires any additional inspections then the cost of such further inspections shall be borne by the Facility Agent (for the account of the Lenders) if the result of the further inspection does not reveal a material non-compliance with the terms of this Agreement but shall be borne by the relevant Borrower or the Guarantor if the result does indicate a material non-compliance with the terms of this Agreement;

(h) Prevention of and release from arrest

promptly in accordance with good vessel owning practice pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, each Mortgaged Vessel, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against any Mortgaged Vessel, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of any Mortgaged Vessel in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of such Mortgaged Vessel, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon, or in any event within ten (10) Banking Days after, receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

(i) Employment

not employ any Mortgaged Vessel or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not employ any Mortgaged Vessel or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the relevant Mortgaged Vessel's war risks insurers unless the prior written consent of the Facility Agent is obtained and such special insurance cover as the Facility Agent may require based on the advice of its insurance advisors, shall have been effected by the relevant Borrower or the Guarantor at its expense;

(j) Information

promptly furnish the Facility Agent with all such information as it may from time to time reasonably require regarding each Mortgaged Vessel, her Insurances, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment entered into by the relevant Borrower or the Guarantor, or otherwise howsoever concerning her;

(k) Notification of certain events

notify the Facility Agent forthwith by telefax or other means of telecommunication in permanent written form thereafter confirmed by letter of:

(i) any Default;

(ii) any damage to any Mortgaged Vessel requiring repairs the cost of which will or might exceed its Casualty Amount;

(iii) any occurrence in consequence of which any Mortgaged Vessel has or may become a Total Loss;

(iv) any requisition of any Mortgaged Vessel for hire;

(v) any requirement or recommendation made in relation to any Mortgaged Vessel by any insurer or its Classification Society or by any competent authority which is not complied with in accordance with its terms;

(vi) any arrest or detention of any Mortgaged Vessel or any exercise or purported exercise of a lien or other claim on such Mortgaged Vessel or her Earnings or Insurances or any part thereof;

(vii) the occurrence of any material Environmental Claim against either Guaranteed Borrower or the Guarantor, any Mortgaged Vessel or any Relevant Party or any other vessel from time to time owned, technically managed or crewed by, or bareboat chartered to, any Relevant Party or any incident, event or circumstances which may give rise to any such Environmental Claim or an Event of Default specified in clause 11.1(x);

(l) Payment of outgoings and evidence of payments

promptly pay all tolls, dues and other outgoings whatsoever in respect of each Mortgaged Vessel and her Earnings and Insurances and keep proper books of account in respect of each Mortgaged Vessel and her Earnings and, as and when the Facility Agent may so require, make such books available for inspection on behalf of the Facility Agent, and furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(m) Encumbrances

not without the prior written consent of the Facility Agent acting on the instructions of all of the Lenders (and then only subject to such conditions as the Facility Agent may impose in accordance with such instructions) create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Encumbrances) over or in respect of any Mortgaged Vessel, any share or interest therein or in any other part of the Mortgaged Property (as defined in the Collateral Deed in respect of such Mortgaged Vessel);

(n) Sale or other disposal

not without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders (and then only subject to such conditions as the Facility Agent may reasonably impose in accordance with such instructions) sell, agree to sell, transfer, abandon or otherwise dispose of any Mortgaged Vessel or any share or interest therein if the Net Sale Proceeds of such Mortgaged Vessel will or may be insufficient to enable the relevant Borrower to comply with its obligations under clause 0 of this Agreement arising upon the sale of such Mortgaged Vessel (including (without limitation) prepayment in full of the Outstandings if required by clause 0) and the relevant Borrower has not first demonstrated to the reasonable satisfaction of the Facility Agent that the relevant Borrower will have other funds available to it to enable it to comply with such obligations upon completion of the sale of such Mortgaged Vessel;

(o) Bareboat Charters

not without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders (which the Facility Agent shall have full liberty to withhold in accordance with such instructions) and, if such consent is given, only subject to such conditions as the Facility Agent (acting as aforesaid) may impose:

(i) let any Mortgaged Vessel on demise charter for any period except for bareboat charters within the Group provided that the relevant charterer within the Group undertakes to the Security Agent (for the benefit of the Creditors) to relinquish possession of the Mortgaged Vessel under such bareboat charter upon receipt of written notice from the Facility Agent that the obligations of the relevant Borrower under this Agreement have been accelerated in accordance with clause 11.2 and/or clause 11.3 of this Agreement;

(ii) let any Mortgaged Vessel other than on arm's length terms.

(p) Lay up

in the event of any de-activation or lay up of a Mortgaged Vessel, the relevant Borrower or the Guarantor shall notify the Facility Agent of such circumstance and the anticipated period of any such de-activation or lay up; the relevant Borrower's or Guarantor's insurance, maintenance and classification obligations with respect to any such Mortgaged Vessel under this Agreement shall continue during any such period;

(q) Payment of Earnings

to procure that the Earnings of any Mortgaged Vessel are paid to the Security Trustee at all times if and when the same shall be or shall have become so payable in accordance with this Agreement or the Security Documents and that any Earnings of any Mortgaged Vessel which are so payable and which are in the hands of a Borrower's or Guarantor's brokers or agents are duly accounted for and paid over to the Security Trustee forthwith on demand;

(r) Repairers' liens

not without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) put any Mortgaged Vessel into the possession of any person for the purpose of work being done upon her unless either:

(i) such person shall first have given to the Facility Agent in terms satisfactory to it, a written undertaking not to exercise any lien on the relevant Mortgaged Vessel or her Earnings for the cost of such work or otherwise; or

(ii) any such lien of such person would be a Permitted Lien; or

(iii) the relevant Borrower or Guarantor demonstrates that it has the proceeds of insurance or other unencumbered resources available to it to meet the cost of the work being done or proposed to be done;

(s) Management

ensure that the Mortgaged Vessels are managed by a company within the Group;

(t) Notice of Mortgage

place and at all times and places retain a properly certified copy of each Mortgage (which shall form part of the relevant Mortgaged Vessel's documents) on board each Mortgaged Vessel with her papers and cause such certified copy of such Mortgage to be exhibited to any and all persons having business with such Mortgaged Vessel which might create or imply any commitment or encumbrance whatsoever on or in respect of such Mortgaged Vessel (other than a lien for crew's wages and salvage) and to any representative of the Security Trustee and place and keep prominently displayed on the bridge and in the Master's cabin of each Mortgaged Vessel a framed printed notice in plain type which shall read as specified in the relevant Mortgage but substantially as follows:

""NOTICE OF MORTGAGE"

This Vessel is subject to a first [priority] [preferred] mortgage in favour of Nordea Bank Norge ASA as Security Trustee. Under the said mortgage, neither [Gulf Offshore N.S. Limited] [GulfMark Norge AS] [GulfMark Offshore Inc] nor any charterer nor the Master of this Vessel has any right, power or authority to create, incur or permit to be imposed upon this Vessel any commitments or encumbrances whatsoever other than for crew's wages and salvage"

and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, no Borrower, the Guarantor nor any charterer nor the Master of any Mortgaged Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon any Mortgaged Vessel any lien whatsoever other than for crew's wages and salvage;

(u) Conveyance on default

where a Mortgaged Vessel is (or is to be) sold in exercise of any power contained in the relevant Mortgage or otherwise conferred on the Security Trustee, execute, forthwith upon request by the Security Trustee, such form of conveyance of such Mortgaged Vessel as the Security Trustee may require;

(v) Anti-drug abuse

without prejudice to clause 10.4(i), ensure compliance with the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to any Mortgaged Vessel in any jurisdiction in or to which any Mortgaged Vessel shall be employed or located or trade or which may otherwise be applicable to any Mortgaged Vessel and/or each Borrower and/or the Guarantor;

(w) Compliance with Environmental Laws

to comply in all material respects with all Environmental Laws applicable to it and/or its Mortgaged Vessel including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with all Environmental Approvals applicable to it and/or its Mortgaged Vessel; and

(x) Compliance with ISM Code

comply at all material times in all material respects with the ISM Code.

10.5 Financial Covenants of the Guarantor

The Guarantor undertakes and agrees with the Creditors that throughout the Security Period it will ensure that:

(a) on each Quarterly Financial Statements Preparation Date, the ratio of Consolidated EBITDA (prevailing during the four (4) financial quarters ending on each Quarterly Financial Statements Preparation Date) to Consolidated Interest Expense (prevailing during the four (4) financial quarters ending on each Quarterly Financial Statements Preparation Date) is equal to or greater than 2.75 to 1.00; and

(b) the ratio of Funded Debt to Total Capitalisation (as at the relevant Quarterly Financial Statements Preparation Date) is equal to or less than 0.65 to 1.00; and

(c) Net Worth is at least equal to the aggregate of:

(i) during the period from the Relevant Date until 30 December 2002, $140,000,000; and

(ii) with effect from and including 31 December 2002 until the end of the Security Period;

(A) $140,000,000; and

(B) fifty per cent. (50%) per cent of positive consolidated net income on an annual basis; and

(iii) one hundred per cent. (100%) of Net Proceeds from Equity Offerings.

11 Events of Default

11.1 Events

There shall be an Event of Default if:

(a) Non-payment: any Security Party fails to pay any sum payable by it under this Agreement or any of the Security Documents at the time, in the currency and in the manner stipulated in this Agreement or the relevant Security Document and such amount remains unpaid for three (3) Banking Days after the date the payment was due; or

(b) Breach of Insurance obligations: any Borrower or the Guarantor fails to obtain and/or maintain the Insurances (in accordance with the requirements of this Agreement or any of the other Security Documents for any of the Mortgaged Vessels) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of any Borrower, the Guarantor or any other person; or

(c) Breach of financial covenants and related undertakings: any Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 10.2 and 10.3 and/or the Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 10.2, 10.3 or 10.5; or

(d) Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under this Agreement or any of the Security Documents (other than those referred to in clauses 11.1(a), 11.1(b) or 11.1(c) above) and, in respect of any such breach or omission which in the reasonable opinion of the Facility Agent (acting on the instructions of the Majority Lenders in accordance with the Agency Agreement) is capable of remedy, such action as the Facility Agent may require shall not have been taken within ten (10) days (or such longer period as the Facility Agent may specify) of the Facility Agent notifying the relevant Security Party of such default and of such required action; or

(e) Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect or misleading in any material respect when it was made or repeated; or

(f) Cross-default: any Borrowed Money of any Security Party is not paid when due or any Borrowed Money of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Borrowed Money due and payable being, in any such case, an amount, or aggregate amount at any one time, of not less than (subject to the proviso below) Three million Dollars ($3,000,000), (or its equivalent in any other currency) or any facility or commitment available to any Security Party relating to Borrowed Money, being in any such case, an amount, or aggregate amount at any one time, of not less than (subject to the proviso below) Three million Dollars ($3,000,000), (or its equivalent in any other currency) is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Facility Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party in respect of Borrowed Money is not honoured when due and called upon in respect of the foregoing; or

(g) Legal process:

(i) any judgment or order made against any Security Party is not stayed or complied with within fourteen (14) days unless it is being contested in good faith and with adequate resources; or

(ii) a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party (other than in respect of a Mortgaged Vessel to which clause 11.1(v) applies) in an amount which exceeds one million Dollars ($1,000,000) and is not discharged within fourteen (14) days or such longer period as the Facility Agent may agree; or

(h) Insolvency: North Sea is and/or Norge is and/or GulfMark is deemed unable to pay its debt within the meaning of section 123(1)(a), (b) or (e) or (2) of the Insolvency Act 1986 or Section 1 or Sections 61, 62 and/or 63 of the Norwegian Bankruptcy Act of 1984 (as the case may be) or any other Security Party becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so or any Security Party and/or Subsidiary of any Borrower commences any proceeding under any reorganisation, arrangement or readjustment of debt, dissolution, winding up (other than in the case of an insolvent winding-up, a proceeding which the Borrowers and/or the Guarantor can demonstrate to the satisfaction of the Majority Lenders by providing an opinion of leading counsel to that effect if requested, is frivolous, vexatious, or an abuse of the process of the court or relates to a claim which is being contested in good faith and on reasonable grounds by the relevant Security Party), adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any Security Party and/or Subsidiary of any Borrower any Proceeding (other than under Section 123(1)(e) of the Insolvency Act 1986) and such Proceeding remains undismissed or unstayed for a period of thirty (30) days (which period shall include any statutory period of grace) or any receiver, trustee, liquidator or sequestrator of, or for, any Security Party and/or Subsidiary of any Borrower or any substantial portion of the property of any Security Party and/or Subsidiary of any Borrower is appointed and is not discharged within a period of thirty (30) days (which period shall include any statutory period of grace) or any Security Party and/or Subsidiary of the Borrower by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or of, or for, any substantial portion of its property; or

(i) Reduction or loss of capital: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital other than any share repurchase program which has been instituted by a Borrower after having obtained the prior written consent of the Facility Agent (acting on the instructions of the Lenders); or

(j) Administration: any petition is presented or other formal step is taken for the purpose of the appointment of an administrator of any Security Party or the Facility Agent acting reasonably believes that any such petition or other formal step is imminent or an administration order is made in relation to any Security Party; or

(k) Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any material part of its assets and/or undertaking or any other formal steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

(l) Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Majority Lenders, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 11.1(g) to 11.1(l) (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

(m) Cessation of business: any Security Party suspends or ceases to carry on its business; or

(n) Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government Entity without the affected Security Party receiving adequate (as reasonably determined by the Facility Agent on behalf of the Majority Lenders) insurance proceeds or other compensation; or

(o) Invalidity: this Agreement or any of the other Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of this Agreement or any of the other Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto;

(p) Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in this Agreement or any of the other Security Documents or for the other Security Trustee to exercise the rights or any of them vested in it under this Agreement or any of the Security Documents or otherwise; or

(q) Repudiation: any Security Party repudiates this Agreement or any of the other Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement or any of the other Security Documents; or

(r) Encumbrances enforceable: any Encumbrance (other than Permitted Encumbrances) in respect of any of the property (or part thereof) which is the subject of this Agreement or any of the other Security Documents becomes enforceable; or

(s) Arrest: any Mortgaged Vessel is arrested, confiscated, seized (other than a seizure contemplated by clause 11.1(p)), taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and such Borrower shall fail to procure the release of any Mortgaged Vessel within a period of sixty (60) days thereafter (or such longer period as the Lenders may agree in writing); or

(t) Registration: the registration of any Mortgaged Vessel under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Facility Agent or, if any Mortgaged Vessel is only provisionally registered on the date of Delivery, such Mortgaged Vessel is not permanently registered under the laws and flag of the Flag State within such period as is permitted by those laws or if such registration of any Mortgaged Vessel is not renewed prior to the expiry of such registration; or

(u) Unrest: any Flag State becomes involved in hostilities or civil war or there is a seizure of power in any Flag State by unconstitutional means if, in any such case, such event is determined by the Majority Lenders to have a Material Adverse Effect on any of the Borrowers or the Guarantor; or

(v) Environment: any Borrower or any other Relevant Party fails to comply with any Environmental Law or any Environmental Approval or any Mortgaged Vessel or any other Relevant Vessel is involved in any incident which gives rise or is likely to give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could in the opinion of the Majority Lenders reasonably be expected to have a Material Adverse Effect on any Borrower or the Guarantor; or

(w) Parent company: either Guaranteed Borrower ceases to be a wholly owned Subsidiary of the Guarantor; or

(x) Material Adverse Effect: any other event occurs or circumstance arises in relation to any Security Party or any Mortgaged Vessel which is determined by the Lenders to have a Material Adverse Effect on the Borrowers, and the other Security Parties taken as a whole; or

(y) Change of Control: any person obtains legal or beneficial ownership of thirty per cent (30%) or more of the issued and outstanding capital stock of the Guarantor (excluding Lehman Bros. Inc. and its Subsidiaries or affiliates, such legal or beneficial ownership not to exceed 51 per cent of the issued and outstanding capital stock of the Guarantor);

(z) Note Redemption: there occurs a mandatory redemption of the Notes whether by virtue of a repurchase at the option of the holders of the Notes or a voluntary redemption of the Notes, in either case without the Guarantor having obtained the prior written consent of the Facility Agent such consent not to be unreasonably withheld; and

(aa) Termination of Swap Agreement: an Early Termination Date (as defined in any of the Swap Agreements) has occurred or has been effectively designated and any Borrower is the Defaulting Party or the Affected Party (as such terms are defined in any of the Swap Agreements) or any Swap Agreement is terminated, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect (other than in accordance with its terms).

11.2 Acceleration

(a) Without prejudice to clause 11.2(b) below, the Facility Agent may, and if so requested by the Majority Lenders, shall without prejudice to any other rights of the Lenders, at any time after the occurrence of an Event of Default which is then continuing beyond the relevant cure period as described in clause 11.2(c) below, if any, by notice to the relevant Borrower and/or the Borrowers declare that:

(i) the obligation of each Lender to make its Commitments available to such Borrower and/or to the Borrowers shall be terminated, whereupon the relevant Commitment or Commitments shall be reduced to zero forthwith; and/or

(ii) the relevant Outstandings and all interest and commitment commission accrued and all other sums payable under this Agreement and any of the other relevant Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

(b) With respect to each Borrower and the Guarantor, if a Default occurs under clauses 11.1(h) or (j) all relevant Outstandings and all interest and commitment commission accrued and all other sums payable under this Agreement and any of the other relevant Security Documents shall be immediately due and payable without declaration or other notice by the Facility Agent to any of the Borrowers and/or the Guarantor.

(c) If clauses 11.1 (n), (o), (p), (q) (t) or (u) apply and the Lenders, in their absolute discretion, consider the circumstances giving rise to that application are capable of remedy within fifteen (15) Banking Days, no notice will be given under clause 11.2(a) during that period for so long as the Lenders remain satisfied all appropriate steps are being taken to remedy the circumstances and they remain capable of remedy.

11.3 Demand basis

If, pursuant to clause 11.2(a) the Facility Agent declares any Outstandings to be due and payable on demand, the Facility Agent may, (and, if so instructed by the Majority Lenders, shall) by written notice to the relevant Borrower and/or the Borrowers:

(a) call for repayment of the relevant Outstandings and/or all of the Outstandings on such date as may be specified whereupon such Outstandings shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement; or

(b) withdraw such declaration with effect from the date specified in such notice.

11.4 No restriction on exercise of rights

For the avoidance of doubt, upon the occurrence of any Event of Default, the Facility Agent shall be entitled to exercise its rights under this clause 11 against any of the Borrowers as it shall in its absolute discretion determine. The Facility Agent shall also be entitled to exercise its rights under clause 15 at any time after the occurrence of an Event of Default which is continuing and shall not be obliged to commence any proceeding under or enforce any other Encumbrance created by this Agreement or any other Security Document before claiming or commencing proceedings under the Guarantee.

12. INDEMNITIES

12.1 MISCELLANEOUS INDEMNITIES

EACH BORROWER SHALL ON DEMAND INDEMNIFY EACH CREDITOR, WITHOUT PREJUDICE TO ANY OF THEIR OTHER RIGHTS UNDER THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS, AGAINST ANY LOSS (INCLUDING LOSS OF MARGIN ACCRUING UPON AND UNTIL SUCH TIME AS ALL SUMS DUE UNDER THIS AGREEMENT HAVE BEEN REPAID IN FULL) OR EXPENSE WHICH EACH CREDITOR ACTING REASONABLY SHALL CERTIFY AS SUSTAINED OR INCURRED BY IT AS A CONSEQUENCE OF:

(a) ANY DEFAULT IN PAYMENT BY THE BORROWER OF ANY SUM UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS WHEN DUE;

(b) THE OCCURRENCE OF ANY OTHER EVENT OF DEFAULT;

(c) RECEIVING OR RECOVERING ALL OR ANY PART OF A SUM UNPAID OTHERWISE THAN ON THE DUE DATE FOR THE PAYMENT OF INTEREST IN RESPECT THEREOF;

(d) ANY PREPAYMENT OF THE OUTSTANDINGS OR PART THEREOF BEING MADE UNDER CLAUSE 5.7, 6.2, 6.3, 6.5, 6.7, 8.9 OR 13.1, OR ANY OTHER REPAYMENT OF THE OUTSTANDINGS OR PART THEREOF BEING MADE OTHERWISE THAN ON AN INTEREST PAYMENT DATE OR ANY DUE DATE RELATING TO THE PART OF THE OUTSTANDINGS PREPAID OR REPAID;

(e) ANY ADVANCE NOT BEING MADE FOR ANY REASON (EXCLUDING ANY DEFAULT BY THE RELEVANT CREDITOR) AFTER A DRAWDOWN NOTICE HAS BEEN GIVEN,

INCLUDING, IN ANY SUCH CASE, BUT NOT LIMITED TO, ANY LOSS OR EXPENSE SUSTAINED OR INCURRED BY SUCH CREDITORS IN MAINTAINING OR FUNDING ALL OR ANY PART OF ITS COMMITMENT OR IN LIQUIDATING OR RE-EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT OR MAINTAIN ITS COMMITMENT OR ANY PART THEREOF (COLLECTIVELY "BREAKAGE COSTS").

12.2 CURRENCY OF ACCOUNT; CURRENCY INDEMNITY

NO PAYMENT BY ANY BORROWER OR THE GUARANTOR UNDER THIS AGREEMENT WHICH IS MADE IN A CURRENCY OTHER THAN THE CURRENCY ("CONTRACTUAL CURRENCY") IN WHICH SUCH PAYMENT IS REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT SHALL DISCHARGE THE OBLIGATION IN RESPECT OF WHICH IT IS MADE EXCEPT TO THE EXTENT OF THE NET PROCEEDS IN THE CONTRACTUAL CURRENCY RECEIVED BY THE FACILITY AGENT UPON THE SALE OF THE CURRENCY SO RECEIVED, AFTER TAKING INTO ACCOUNT ANY PREMIUM AND COSTS OF EXCHANGE IN CONNECTION WITH SUCH SALE. FOR THE AVOIDANCE OF DOUBT THE FACILITY AGENT AND THE LENDERS SHALL NOT BE OBLIGED TO ACCEPT ANY SUCH PAYMENT IN A CURRENCY OTHER THAN THE CONTRACTUAL CURRENCY NOR SHALL THE FACILITY AGENT OR THE LENDERS BE LIABLE TO ANY BORROWER OR THE GUARANTOR FOR ANY LOSS OR ALLEGED LOSS ARISING FROM FLUCTUATIONS IN EXCHANGE RATES BETWEEN THE DATE ON WHICH SUCH PAYMENT IS SO RECEIVED BY THE FACILITY AGENT AND THE DATE ON WHICH THE FACILITY AGENT EFFECTS SUCH SALE, AS TO WHICH THE FACILITY AGENT SHALL (AS AGAINST ANY BORROWER OR THE GUARANTOR) HAVE AN ABSOLUTE DISCRETION. IF ANY SUM DUE FROM ANY BORROWER OR THE GUARANTOR UNDER THIS AGREEMENT OR ANY ORDER OR JUDGMENT GIVEN OR MADE IN RELATION HERETO IS REQUIRED TO BE CONVERTED FROM THE CONTRACTUAL CURRENCY OR THE CURRENCY IN WHICH THE SAME IS PAYABLE UNDER SUCH ORDER OR JUDGMENT (THE "FIRST CURRENCY") INTO ANOTHER CURRENCY (THE "SECOND CURRENCY") FOR THE PURPOSE OF (A) MAKING OR FILING A CLAIM OR PROOF AGAINST ANY BORROWER, (B) OBTAINING AN ORDER OR JUDGMENT IN ANY COURT OR OTHER TRIBUNAL OR (C) ENFORCING ANY ORDER OR JUDGMENT GIVEN OR MADE IN RELATION TO THIS AGREEMENT, THE RELEVANT BORROWER OR THE GUARANTOR (AS THE CASE MAY BE) SHALL INDEMNIFY AND HOLD HARMLESS THE FACILITY AGENT, THE ARRANGERS AND EACH LENDER FROM AND AGAINST ANY LOSS SUFFERED AS A RESULT OF ANY DIFFERENCE BETWEEN (I) THE RATE OF EXCHANGE USED FOR SUCH PURPOSE TO CONVERT THE SUM IN QUESTION FROM THE FIRST CURRENCY INTO THE SECOND CURRENCY AND (II) THE RATE OR RATES OF EXCHANGE AT WHICH THE FACILITY AGENT, THE ARRANGERS OR SUCH LENDER MAY IN THE ORDINARY COURSE OF BUSINESS PURCHASE THE FIRST CURRENCY WITH THE SECOND CURRENCY UPON RECEIPT OF A SUM PAID TO IT IN SATISFACTION, IN WHOLE OR IN PART, OF ANY SUCH ORDER, JUDGMENT, CLAIM OR PROOF. ANY AMOUNT DUE FROM ANY BORROWER OR THE GUARANTOR UNDER THE INDEMNITY CONTAINED IN THIS CLAUSE 12.2 SHALL BE DUE AS A SEPARATE DEBT AND SHALL NOT BE AFFECTED BY JUDGMENT BEING OBTAINED FOR ANY OTHER SUMS DUE UNDER OR IN RESPECT OF THIS AGREEMENT AND THE TERM "RATE OF EXCHANGE" INCLUDES ANY PREMIUM AND COSTS OF EXCHANGE PAYABLE IN CONNECTION WITH THE PURCHASE OF THE FIRST CURRENCY WITH THE SECOND CURRENCY.

12.3 ENVIRONMENTAL INDEMNITY

EACH BORROWER AND THE GUARANTOR SHALL INDEMNIFY EACH CREDITOR ON DEMAND AND HOLD EACH CREDITOR HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES, PAYMENTS, CHARGES, LOSSES, DEMANDS, LIABILITIES, ACTIONS, PROCEEDINGS (WHETHER CIVIL OR CRIMINAL), PENALTIES, FINES, DAMAGES, JUDGEMENTS, ORDERS, SANCTIONS OR OTHER OUTGOINGS OF WHATEVER NATURE ("LOSSES") WHICH MAY BE SUFFERED, INCURRED OR PAID BY, OR MADE OR ASSERTED AGAINST THE RELEVANT CREDITOR AT ANY TIME, WHETHER BEFORE OR AFTER THE REPAYMENT IN FULL OF PRINCIPAL AND INTEREST UNDER THIS AGREEMENT, RELATING TO, OR ARISING DIRECTLY OR INDIRECTLY IN ANY MANNER OR FOR ANY CAUSE OR REASON WHATSOEVER OUT OF AN ENVIRONMENTAL CLAIM MADE OR ASSERTED AGAINST SUCH CREDITOR IF SUCH ENVIRONMENTAL CLAIM WOULD NOT HAVE BEEN, OR BEEN CAPABLE OF BEING, MADE OR ASSERTED AGAINST THE RELEVANT CREDITOR IF IT HAD NOT ENTERED INTO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS AND/OR EXERCISED ANY OF ITS RIGHTS, POWERS AND DISCRETIONS THEREBY CONFERRED AND/OR PERFORMED ANY OF ITS OBLIGATIONS THEREUNDER AND/OR BEEN INVOLVED IN ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS.

13. Unlawfulness and increased costs

13.1 Unlawfulness

If it is or becomes contrary to any law or regulation for any Lender to contribute to Advances or to maintain its Commitment or fund its contribution in the Outstandings, such Lender shall promptly, through the Facility Agent, notify the Borrowers whereupon:

(a) such Lender's Commitment shall be reduced to zero; and

(b) the Borrowers (or the relevant Borrowers if only one or two of them is affected) shall be obliged to prepay the Outstandings of such Lender either (i) forthwith or (ii)  on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the relevant Borrower under this Agreement.

Any prepayment pursuant to this clause 13.1 shall be made together with all amounts referred to in clause 6.4

13.2 Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which any Lender or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

(a) subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under this Agreement or any of the other Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

(b) increase the cost to, or impose an Additional Cost on, any Lender or its holding company in making or keeping the Commitment available or maintaining or funding all or part of such Lender's Outstandings; and/or

(c) reduce the amount payable or the effective return to any Lender under this Agreement or any of the other Security Documents; and/or

(d) reduce any Lender's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under this Agreement or any of the other Security Documents; and/or

(e) require any Lender or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under this Agreement or any of the other Security Documents; and/or

(f) require any Lender or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or Outstandings from its capital for regulatory purposes, then and in each such case (subject to clause 13.3):

(i) such Lender shall notify the Facility Agent who shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(ii) the Borrowers (or the relevant Borrowers if only one or two of them is affected) shall on demand, made at any time whether or not the relevant Lender's Outstandings have been repaid, pay to the Facility Agent for the account of such Lender the amount which such Lender specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Lender or its holding company regards as confidential) is required to compensate such Lender and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment , forgone return or loss.

For the purposes of this clause 13.2 "holding company" means the company or entity (if any) within the consolidated supervision of which the relevant Lender is included.

13.3 Exception

Nothing in clause 13.2 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss (a) to the extent that the same is taken into account in calculating the Additional Cost or (b) to the extent that the same is the subject of an additional payment under clause 0.

14. Set-off, pro rata payments

14.1 Set-off

14.1.1 Each Borrower and the Guarantor authorises each Lender (without prejudice to any of such Lender's rights at law, in equity or otherwise), at any time when an Event of Default has occurred for so long as the same is continuing:

(a) to apply any credit balance to which each Borrower or the Guarantor is then entitled standing upon any account of either Borrower or the Guarantor with any branch of such Lender in or towards satisfaction of any sum due and payable from either Borrower or the Guarantor to such Lender under this Agreement or any of the other Security Documents;

(b) in the name of the relevant Borrower or the Guarantor or such Lender to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

(c) to combine and/or consolidate all or any accounts in the name of the relevant Borrower or the Guarantor with such Lender.

For such purposes, each Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Lender shall be obliged to exercise any right given to it by this clause 14.1. Each Lender shall notify the Facility Agent and the relevant Borrower or the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Facility Agent shall inform the other Lenders.

14.1.2 Each Borrower and the Guarantor agrees and accepts that this clause 14 shall constitute a waiver of the provisions of Section 29 of the Norwegian Financial Agreements Act of 1999, and further agrees and accepts, to the extent permitted by law, that the Norwegian Financial Agreements Act of 1999, Section 29 shall not apply to this Agreement.

14.2 Pro rata payments

(a) If at any time any Lender (the "Recovering Lender") receives or recovers any amount owing to it by either Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Facility Agent pursuant to clause 8.1 or 8.11 (not being a payment received from a Transferee Lender or a sub-participant in such Lender's Outstandings or any other payment of an amount due to the Recovering Lender for its sole account pursuant to clauses 5.1, 5.7, 6.3, 6.5, 6.7, 6.8, 12.1, 12.2, 12.3, 13.1 and 13.2 the Recovering Lender shall, within two Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Facility Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Lender would have received if the Relevant Receipt had been received by the Facility Agent and distributed pursuant to clause 8.1 or 8.11 as the case may be) then:

(i) within two (2) Banking Days of demand by the Facility Agent, the Recovering Lender shall pay to the Facility Agent an amount equal (or equivalent) to the excess;

(ii) the Facility Agent shall treat the excess amount so paid by the Recovering Lender as if it were a payment made by the relevant Borrower and shall distribute the same to the Lenders (other than the Recovering Lender) in accordance with clause 8.12; and

(iii) as between the relevant Borrower and the Recovering Lender the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Borrower to the other Lenders shall, to the extent of the amount so re-distributed to them, be treated as discharged.

(b) If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Lender (whether to a liquidator or otherwise) each Lender to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Lender repay to the Recovering Lender such Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

(c) Each Lender shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this clause 0

(d) Notwithstanding the foregoing provisions of this clause 0 no Lender shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Facility Agent).

14.3 No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 0 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 0.

14.4 No charge

The foregoing provisions of this clause 14 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 0.

15 Guarantee

15.1 Guarantee

The Guarantor hereby irrevocably and unconditionally:

(a) guarantees to each Creditor, the due performance by the Guaranteed Borrowers of all their respective obligations under or pursuant to the Security Documents; and

(b) guarantees to each Creditor, the payment of all moneys now or hereafter due, owing or incurred by the Guaranteed Borrowers (or either of them) under or pursuant to the Security Documents when the same become due whether by acceleration or otherwise.

If for any reason the Guaranteed Borrowers (or either of them) fail to discharge any such obligation or to pay any such moneys, the Guarantor shall immediately on demand by the Security Trustee discharge such obligation or, as the case may be, pay such moneys to the Security Trustee.

15.2 GUARANTOR AS PRINCIPAL DEBTOR; INDEMNITY

AS A SEPARATE AND INDEPENDENT STIPULATION, THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IF ANY PURPORTED OBLIGATION OR LIABILITY OF THE GUARANTEED BORROWERS (OR EITHER OF THEM) WHICH WOULD HAVE BEEN THE SUBJECT OF THIS GUARANTEE HAD IT BEEN VALID AND ENFORCEABLE IS NOT OR CEASES TO BE VALID OR ENFORCEABLE AGAINST THE GUARANTEED BORROWERS (OR EITHER OF THEM) ON ANY GROUND WHATSOEVER WHETHER OR NOT KNOWN TO THE CREDITORS OR ANY OF THEM (INCLUDING, WITHOUT LIMITATION, ANY IRREGULAR EXERCISE OR ABSENCE OF ANY CORPORATE POWER OR LACK OF AUTHORITY OF, OR BREACH OF DUTY BY, ANY PERSON PURPORTING TO ACT ON BEHALF OF THE GUARANTEED BORROWERS (OR EITHER OF THEM) OR ANY LEGAL OR OTHER LIMITATION, WHETHER UNDER THE LIMITATION ACTS OR OTHERWISE OR ANY DISABILITY OR INCAPACITY OR ANY CHANGE IN THE CONSTITUTION OF THE GUARANTEED BORROWERS (OR EITHER OF THEM)) THE GUARANTOR SHALL NEVERTHELESS BE LIABLE IN RESPECT OF THAT PURPORTED OBLIGATION OR LIABILITY AS IF THE SAME WERE FULLY VALID AND ENFORCEABLE AND THE GUARANTOR WERE THE PRINCIPAL DEBTOR IN RESPECT THEREOF. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO INDEMNIFY AND KEEP INDEMNIFIED THE CREDITORS AGAINST ANY LOSS OR LIABILITY ARISING FROM ANY FAILURE OF THE GUARANTEED BORROWERS (OR EITHER OF THEM) TO PERFORM OR DISCHARGE ANY SUCH PURPORTED OBLIGATION OR LIABILITY OR FROM ANY INVALIDITY OR UNENFORCEABILITY OF ANY OF THE SAME AGAINST THE GUARANTEED BORROWERS (OR EITHER OF THEM).

15.3 Statements of account conclusive

Any statement of account of the Guaranteed Borrowers (or either of them), signed as correct by an officer of the Facility Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Guarantor.

15.4 Interest

The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 5.4 which shall apply to this Guarantee mutatis mutandis provided however that interest shall not be payable if and to the extent that interest under clause 5.4 is payable by the Guaranteed Borrowers (or either of them) on the demanded amount and such interest payable by the Guaranteed Borrowers (or either of them) is comprised in the Guaranteed Liabilities.

15.5 Continuing guarantee

This Guarantee shall extend to the ultimate balance from time to time owing to the Creditors by the Guaranteed Borrowers (or either of them) and shall be a continuing guarantee, notwithstanding any intermediate payment, partial settlement or other matter whatsoever.

15.6 Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

(a) the Incapacity or any change in the name, style or constitution of either Guaranteed Borrower or any other person liable;

(b) any of the Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, either Guaranteed Borrower or any other person liable; or

(c) any amendment, variation or waiver (however material or fundamental) of the Security Documents; or

(d) any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

15.7 Collateral Instruments

None of the Creditors shall be obliged to make any claim or demand on the Guaranteed Borrowers (or either of them) or to resort to any Collateral Instrument or other means of payment before enforcing this Guarantee and no action taken or omitted in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee. None of the Creditors shall be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

15.8 Waiver of Guarantor's rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Trustee, it will not:

(a) exercise any rights of subrogation, contribution or indemnity against the Guaranteed Borrowers (or either of them) or any other person liable;

(b) demand or accept any Encumbrance to be executed or created in respect of any of its obligations under this Guarantee or any other Indebtedness now or hereafter due to the Guarantor from the Guaranteed Borrowers (or either of them) or from any other person liable;

(c) take any step to enforce any right against the Guaranteed Borrowers (or either of them) or any other person liable in respect of any Guaranteed Liabilities; or

(d) exercise any right of set-off or counterclaim against the Guaranteed Borrowers (or either of them) or any other person liable or claim or prove or vote as a creditor in competition with any of the Creditors in the liquidation, administration or other insolvency proceeding of the Guaranteed Borrowers (or either of them) or any other person liable or have the benefit of, or share in, any payment from or composition with, the Guaranteed Borrowers (or either of them) or any other person liable or any Collateral Instrument now or hereafter held by any of the Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable.

15.9 Suspense accounts

Any money received in connection with this Guarantee (whether before or after any Incapacity of a Guaranteed Borrower or the Guarantor) may be placed to the credit of an interest-bearing suspense account with a view to preserving the rights of the Creditors to prove for the whole of their respective claims against the Guaranteed Borrowers (or either of them) or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Trustee may from time to time conclusively determine in its absolute discretion (but acting on the instructions of the Lenders) notwithstanding any appropriation (or purported appropriation) by the Guarantor.

15.10 Settlements conditional

Any release, discharge or settlement between the Guarantor and the Security Trustee or any of the Creditors shall be conditional upon no security, disposition or payment to any of the Creditors by the Guaranteed Borrowers (or either of them) or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Creditors shall be entitled to enforce this Guarantee as if such release, discharge or settlement had not occurred and such payment had not been made.

15.11 Guarantor to deliver up certain property

If, contrary to clause 0, the Guarantor takes or receives the benefit of any Encumbrance or receives or recovers any money or other property, such Encumbrance, money or other property shall be held on trust for the Creditors and shall be delivered to the Security Trustee on demand.

15.12 Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Security Documents may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Creditors or any of them.

15.13 Changes in constitution or reorganisations of Creditors

For the avoidance of doubt and without prejudice to the provisions of clause 16, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Creditors or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Creditors in the same manner as if such assignee, transferee or other successor in title had been named in this Guarantee as a party instead of, or in addition to, the relevant Creditor.

16. Transfer and lending office

16.1 Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, each of the Creditors, the Borrowers and the Guarantor and their respective successors.

16.2 No assignment by Borrowers or Guarantor

No Borrower nor the Guarantor may assign or transfer any of their respective rights or obligations under this Agreement or any of the Security Documents.

16.3 Transfers

Any Lender (the "Transferor Lender") may at any time, transfer all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to its Subsidiaries, affiliates or associates or to a federal reserve bank, central bank or other monetary or regulatory authority having jurisdiction over such Lender or to any other Lender without the consent of the Borrowers (or either of them).

So long as no Default has occurred and is then continuing, any other transfers to any other bank or financial institution shall require the consent of the Borrowers (such consent not to be unreasonably withheld or delayed (and for the purposes of this clause 0, it shall be deemed unreasonable for the Borrowers to withhold or delay such consent on the grounds that any proposed transfer by a Lender of part of its rights, benefits and/or obligations would result in the number of Lenders being increased if, after such transfer, there would be no more than eight (8) Lenders) provided always that there shall not at any time be more than eight (8) Lenders unless all of the parties to this Agreement have otherwise agreed).

Transfers to any lender or financial institution (a "Transferee Lender") shall be effected by the Transferor Lender delivering to the Facility Agent a Transfer Certificate duly completed and duly executed by the Transferor Lender and the Transferee Lender.

Any transfer by a Lender shall be offered and effected in compliance with all applicable laws and regulations. If the Borrowers fail to respond to a request for such consent within ten (10) days of such request being made, the Borrowers shall be deemed to have given such consent. No such transfer is binding on, or effective in relation to, the Guarantor, the Borrowers, the Facility Agent, or the Security Trustee unless it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 0 and is signed by or on behalf of the Transferor Lender, the Transferee Lender and the Facility Agent (on behalf of itself, the Guarantor, the Borrowers, the Security Trustee and the other Lenders). Upon signature of any such Transfer Certificate by the Facility Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Facility Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

(a) a Transfer Certificate may be in respect of a Lender's rights in respect of all or part, of its Commitment and shall be in respect of the same proportion of its Outstandings;

(b) a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Lender in its capacity as a Lender and shall not transfer its rights and obligations as Facility Agent or Security Trustee or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of the Agency Agreement;

(c) a Transfer Certificate shall take effect in accordance with English law as follows:

(i) to the extent specified in the Transfer Certificate, the Transferor Lender's payment rights and all its other rights (other than those referred to in paragraph (b) above) under this Agreement are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrowers had against the Transferor Lender;

(ii) the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

(iii) the Transferee Lender becomes a Lender with Outstandings and an undrawn Commitment of the amount specified in the Transfer Certificate;

(iv) the Transferee Lender becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Facility Agent and the Security Trustee in accordance with the provisions of the Agency Agreement and to the extent that the Transferee Lender becomes bound by those provisions, the Transferor Lender ceases to be bound by them;

(v) the contribution to the Outstandings which the Transferee Lender makes after the Transfer Certificate comes into effect rank in point of priority and security in the same way as it would have ranked had it been made by the Transferor Lender, assuming that any defects in the Transferor Lender's title and any rights or equities of any Security Party against the Transferor Lender had not existed; and

(vi) the Transferee Lender becomes entitled to all the rights under this Agreement which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under clauses 5.7, 7 and 13, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them;

(d) the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim; and

(e) the Guarantor, the Borrowers, the Security Trustee and the Lenders hereby irrevocably authorise and instruct the Facility Agent to sign any such Transfer Certificate on its behalf (and, in the case of the Security Trustee, on behalf of any Security Party which has in the relevant Security Document given a corresponding authorisation and instruction to the Security Trustee) and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Facility Agent shall notify the Guarantor, the Borrowers, the Security Trustee the Transferor Lender, the Transferee Lender and the other Lenders.

16.4 Reliance on Transfer Certificate

(a) The Facility Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

(b) The Facility Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, or, as the case may be, Outstandings and administrative details (including the lending office) from time to time of each Lender holding Transfer Certificates and the date at which the transfer referred to in such Transfer Certificate held by each Lender was transferred to such Lender, and the Facility Agent shall make the said register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours upon receipt by the Facility Agent of reasonable prior notice requesting the Facility Agent to do so.

(c) The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments or, as the case may be, the Outstandings and the Transfer Certificates held by the Lenders from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Facility Agent, the Security Trustee and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

16.5 Transfer fees and expenses

If any Lender causes the transfer of all or any part of its rights, benefits and/or obligations under this Agreement or the Security Documents, it shall pay or procure that the Transferee Lender pays to the Facility Agent for its own account a registration fee of USD 1,000 for each transfer, and shall also pay to the Facility Agent on demand all out of pocket costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, certified by the Facility Agent as having been reasonably and properly incurred by it in connection with such transfer.

16.6 Documenting transfers

If any Lender transfers all or any part of its rights, benefits and/or obligations as provided in clause 0 the Guarantor and each Borrower undertakes, immediately on being requested to do so by the Facility Agent and at the cost of the Transferor Lender, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Transferee Lender all or the relevant part of such Lender's interest in this Agreement and the Security Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to the Lender and/or its Transferee Lender (as the case may be) to the extent of their respective interests.

16.7 Sub-participation

A Lender may sub-participate all or any part of its rights and/or obligations under this Agreement and the Security Documents to another bank or financial institution with the prior consent of the Borrowers and the Facility Agent (such consent not to be unreasonably withheld or delayed).

16.8 Lending office

Each Lender shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Lender selected from time to time by it through which such Lender wishes to lend for the purposes of this Agreement. If the office through which such Lender is lending is changed pursuant to this clause 0, such Lender shall notify the Facility Agent promptly of such change and the Facility Agent shall notify the Borrowers.

16.9 Disclosure of information

Any Lender may (with the prior written consent of the Borrowers such consent not to be unreasonable withheld or delayed) disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with such Lender in relation to this Agreement such information about the Guarantor and the Borrowers as such Lender shall consider appropriate.

16.10 No additional costs

If at the time of, or immediately after, any assignment by any Lender of all or any part of its rights or benefits under this Agreement or any transfer by any Lender of any part of the rights, benefits and/or obligations under this Agreement, or any change in the office through which it lends for the purposes of this Agreement, any of the Borrowers would be obliged to pay to the assignee or Transferee Lender or (in the case of a change of lending office) the Lender under clause 8.9 or 13.2 any sum in excess of the sum (if any) which it would have been obliged to pay to such Lender under the relevant clause in the absence of such assignment, transfer or change, the relevant Borrower shall not be obliged to pay that excess.

17 Facility Agent, Security Trustee and Reference Lenders

17.1 Appointment of the Facility Agent and the Security Trustee

The terms and basis on which the Facility Agent and the Security Trustee have been appointed by the Lenders as Facility Agent and as Security Trustee respectively are set out in the Agency Agreement including, among other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the Lenders, the Facility Agent and the Security Trustee.

17.2 Reference Banks

If:

(a) the Outstandings (if any) of any Reference Bank is prepaid; or

(b) the Commitments (if any) of any Reference Bank are reduced to zero in accordance with clause 13; or

(c) a Reference Bank transfers the whole of its rights and obligations (if any) as a Lender under this Agreement; or

(d) where applicable, any Reference Bank ceases to provide quotations to the Facility Agent for the purposes of determining a Relevant Rate,

the Facility Agent may, acting on the instructions of the Majority Lenders, terminate the appointment of such Reference Bank and appoint another Lender to replace such Reference Bank.

18 Notices and other matters

18.1 Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

(a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

(b) be deemed to have been received, subject as otherwise provided in any relevant Security Document, in the case of a letter, when delivered personally or seven (7) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

(c) be sent:

(i) to North Sea at:

Gulf Offshore N.S. Limited

184-192 Market Street

Aberdeen AB11 5PQ

Scotland

Fax No: + 44 1224-336-039

Attention: David Kenwright

(ii) to Norge at:

GulfMark Norge A.S.

Strandgaten 5

Sandnes, Norway

Fax No: + 47 516-09000

Attention: Arne Lier

(iii) to GulfMark and the Guarantor at:

GulfMark Offshore, Inc.

4400 Post Oak Parkway, Suite 1170

Houston, Texas 77027

Fax No: 713-963-9796

Attention: Edward A. Guthrie

(iv) to the Facility Agent at:

Nordea Bank Norge ASA

Middelthuns gate 17

P.O. Box 1166, Sentrum

0107 Oslo

Norway

If in respect of credit matters:

Fax no: 00 47 22 48 66 68

Attention: Shipping Dept.

If in respect of loan administration matters:

Fax no: 00 47 22 48 42 78

Attention: International Loan Administrator

(v) to the Security Trustee at:

Nordea Bank Norge ASA

Middelthuns gate 17

P.O. Box 1166, Sentrum

0107 Oslo

Norway

Fax no: 00 47 22 48 66 68

Attention: Shipping Dept.

(vi) to each Lender at its address or fax number specified in part 1 schedule 1 or in any relevant Transfer Certificate,

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

18.2 Additional Borrower

(a) The Facility Agent and the Lenders, acknowledge that, after the date of this Agreement, the Borrowers may wish to include an Additional Borrower under this Agreement.

(b) If the Facility Agent receives a request in writing by the Borrowers to include an Additional Borrower as a "Borrower" under this Agreement, the Facility Agent, on behalf of the Lenders, shall discuss in good faith for a period up to ten (10) days the possibility of including such Additional Borrower under this Agreement provided that such Additional Borrower may only be included as a "Borrower" if the Lenders approve so in writing (such approval not to be unreasonably withheld) and such supplemental documentation is entered into and conditions precedent fulfilled as the Facility Agent may, on behalf of the Lenders, in its absolute discretion require.

18.3 No implied waivers, remedies cumulative

No failure or delay on the part of any Creditor to exercise any power, right or remedy under this Agreement or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement or the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

18.4 Further assurance

The Guarantor and each of the Borrowers undertake that this Agreement and each of the other Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under this Agreement or any of the other Security Documents, be valid and binding obligations of the respective parties thereto and the rights of the Creditors thereunder enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Security Trustee may be necessary or desirable for perfecting the security contemplated or constituted by this Agreement or the Security Documents.

18.5 Amendments and waivers

Amendments to and waivers under this Agreement may only be agreed in accordance with clause 2.4(b) of the Agency Agreement.

18.6 Conflicts

In the event of any conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.

18.7 English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement or any of the other Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Facility Agent shall be entitled to rely.

18.8 Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

18.9 Money laundering

Without prejudice to the generality of the foregoing in relation to the borrowing by the Borrowers of the Outstandings, the performance and discharge of their respective obligations and liabilities under this Agreement and the other Security Documents, and the transactions and other arrangements effected or contemplated by this Agreement and the other Security Documents to which the Borrowers are party, each Borrower confirms it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

19 Governing law and jurisdiction

19.1 Law

This Agreement is governed by and shall be construed in accordance with English law.

19.2 Submission to jurisdiction

Each Borrower and the Guarantor agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement against any of the Borrowers or the Guarantor and any of their respective assets may be brought in the English courts. Each of the Borrowers and the Guarantor irrevocably and unconditionally submit to the jurisdiction of such courts and Norge and GulfMark (as Borrower and as Guarantor) each irrevocably designates, appoints and empowers North Sea at present of 10 Charlotte Road, Barnes, London SW13 9Q3, United Kingdom to receive for it and on its behalf, service of process issued out of the English courts in such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against any of the Borrowers and/or the Guarantor in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Borrowers and/or the Guarantor may have against any Creditor arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

The Lenders and their Commitments

Part 1 - The Lenders

Name	Address and fax number	Maximum Amount Available for Drawing [1] USD			Total Commitment USD [2]
		North Sea	Norge	GulfMark
Nordea Bank Norge ASA	Middelthuns gate 17 P.O. Box 1166, Sentrum 0107 Oslo Norway Credit Matters: Fax: 00 47 22 48 66 68 Attn: Shipping Dept Loan Administration Matters: Fax: 00 47 22 48 42 78 Attn: International Loan Administration	[• ]	[• ]	[• ]	25,000,000
The Royal Bank of Scotland plc	Corporate & Institutional Banking PO Box 72 9 Rubislaw Terrace Aberdeen United Kingdom AB10 1YR Fax: 01224 624042 Attn: Derek Busby/ Varrie Potter	[• ]	[• ]	[• ]	25,000,000
Danish Ship Finance	Sankte Annae Plads 1-3 P.O. Box 3028, DK 1021 Copenhagen K, Denmark Loan Administration Matters: Fax: 00 45 33 33 96 66 Attn: Loan Administration Credit Matters: Fax: 00 45 33 33 96 66 Attn: Corporate Department	[• ]	[• ]	[• ]	22,500,000
Lloyds TSB Bank plc	Credit Matters: Great Surrey House 203 Blackfriars Road London SE1 8NH Fax: +44 (0)20 7922 1890 Attn: Kirsten Kaare Jensen, Deputy Head, Ship Finance Loan Administration Matters: Bank House, Wine Street Bristol BS1 2AN Fax: +44 (0)177 923 3367 Attn: Toby Marriott, Senior Assistant Manager, Loans Administration Department.	[• ]	[• ]	[• ]	13,750,000
Hamburgische Landesbank- Girozentrale - or any of its branches	Gerhart-Hauptmann - Platz 50 20095 Hamburg Germany Credit Matters: Fax: +49 (0) 40 33 33 - 3048 Attn: Marco Gowers Loan Administration Matters: Hamburgische Landesbank Singapore Branch Attn: Mary Sim c/o Fax: +49 (0) 40 33 33 - 30 48	[• ]	[• ]	[• ]	13,750,000

Total Commitments	100,000,000.00

Notes

1 The Maximum Amount Available for Drawing is subject to adjustment in accordance with clause 4.1(e)

2 The Total Commitment is subject to reduction in accordance with clause 6.1

Part 2 - The Swap Banks

Name	Address and fax number	Swap Agreements
Nordea Bank Norge ASA	Middlethuns gate 17 P.O. Box 1166, Sentrum 0107 Oslo, Norway Fax: 00 47 22 48 66 88 Attn: Shipping Dept

ISDA Master Agreement to be entered into between Nordea Bank Norge ASA and GulfMark Offshore Inc.

ISDA Master Agreement to be entered into between Nordea Bank Norge ASA And GulfMark Offshore N.S. Limited

ISDA Master Agreement to be entered into between Nordea Bank Norge ASA And GulfMark Norge AS

The Royal Bank of Scotland plc	Corporate and Institutional Banking PO Box 72 9 Rubislaw Terrace Aberdeen United Kingdom AB10 1YR Fax: 01224 624042 Attn: Derek Busby/Varrie Potter

ISDA Master Agreement to be entered into between The Royal Bank of Scotland plc and GulfMark Offshore Inc.

ISDA Master Agreement to be entered into between The Royal Bank of Scotland plc and GulfMark Offshore N.S. Limited

ISDA Master Agreement to be entered into between The Royal Bank of Scotland plc and GulfMark Norge AS

Schedule 2

The Mortgaged Vessels and the Newbuildings

Part 1

Details of the Mortgaged Vessels

(as at the date of this Agreement)

Vessel	Owner	Flag State	Classification Society	Classification
North Mariner	Norge	Norway	Det Norske Veritas	+1A1 SF EO HL (2.8) DK + LFL CLEAN
Highland Navigator	North Sea	United Kingdom	Det Norske Veritas	1A1 SF EO DYNPOS-AUTR CLEAN DK (+) HL (2.8)

Part 2

Details of the Newbuildings

Vessel	Particulars of Shipbuilding Contract (to be advised)	Expected Date of Delivery	Manufacturer	Classification (to be advised)	Classification Society (to be advised)
Hull #94 UT 755 PSV		October 2002	Brattvag Skipsvert
Hull #139 UT 722L AHTS		December 2002	Soviknes Verft AS
Hull #95 UT 755L PSV		March 2003	Brattvag Skipsvert AS
Hull #96 UT 755 PSV		June 2003	Brattvag Skipsvert AS
Hull #140 UT 722L AHTS		September 2003	Soviknes Verft AS
Hull #141 UT 722L AHTS		December 2003	Soviknes Verft AS

Schedule 3

Form of Drawdown Notice

(referred to in clause 3.1)

{date}

To: [Name and address of Facility Agent]

U.S.$100,000,000 multi-currency revolving reducing credit facility dated 26 June 2002 ("Agreement")

We refer to the above Agreement and hereby give you notice that we wish to draw down an Advance of $● [NB: specify Dollar Amount] in ● [NB: specify currency] on ● [NB: specify date] and [select a first Interest Period in respect thereof of ● months] [the first Interest Period in respect thereof to expire on ● [NB: specify]]. The funds should be credited to [NB: name and number of account] with ● [NB: specify details of lender in [New York City] [principal financial centre for relevant Optional Currency]]

We confirm that:

(a) no event or circumstance has occurred and is continuing which constitutes a Default;

(b) the representations and warranties contained in clauses 0 of the Facility Agreement (and so that the representation and warranty in clause 0(i) refers for this purpose to the audited financial statements of the Guarantor [and the consolidated financial statements of the Guarantor and its Subsidiaries] in respect of the financial year ended on ● [NB: insert date]) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c) the borrowing to be effected by the drawdown of such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d) there has been no event or occurrence which would have a Material Adverse Effect upon either Borrower or on the Guarantor.

Words and expressions defined in the Agreement shall have the same meanings where used herein.

For and on behalf of

[GulfMark Offshore N.S. Limited]

[GulfMark Norge AS]

[GulfMark Offshore Inc]

Schedule 4

Documents and evidence required as conditions precedent

(referred to in clause 3.1(a))

Part 1

(a) Constitutional documents

copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b) Corporate authorisations

copies of resolutions of the directors of each Security Party approving this Agreement and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(i) being true and correct;

(ii) being duly passed at meetings of the directors of such Security Party each duly convened and held;

(iii) not having been amended, modified or revoked; and

(iv) being in full force and effect

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

(c) Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign this Agreement and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with this Agreement and the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

(d) Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

(e) Identification papers

the certificates of incumbency (and any power of attorney of individuals acting on behalf of any Security Party) should be accompanied by certified copies of identification papers (such as passports and identification cards) of each individual acting on behalf of any Security Party;

(f) Borrowers consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrowers that no consents, authorisations, licences or approvals are necessary for the Borrowers to authorise or are required by the Borrowers in connection with the borrowing by the Borrowers of their Commitment (whether in Dollars or any applicable Optional Currency) pursuant to this Agreement or the execution, delivery and performance of the Security Documents;

(g) Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

(h) Fee Letters

The fee letters referred to in clause 7.1 and dated 18 February 2002 duly executed by the parties thereto;

(i) Fees and expenses

evidence that the fees due on or before the Relevant Date under the fee letters referred to above have been paid in full;

(j) Valuations

valuation reports dated no more than five (5) days before the date of this Agreement for each of the Vessels listed in part 1 of schedule 2 evidencing the Fair Market Value of the relevant Vessels in form and substance satisfactory to the Facility Agent;

(k) Norge's process agent

an original letter from Norge's agent for receipt of service of proceedings referred to in clause 19.2 accepting its appointment under the said clause 19 and under each of the other Security Documents in which it is or is to be appointed as Norge's agent; and

(l) GulfMark's process agent

an original letter from GulfMark's agent for receipt of service of proceedings referred to in clause 19.2 accepting its appointment under the said clause 19 and under each of the other Security Documents in which it is or is to be appointed as GulfMark's agent.

Part 2

(referred to in clause 3.1(b)(i))

(a) Vessel conditions

evidence that each Mortgaged Vessel:

(i) Registration and Encumbrances

is permanently registered in the name of the relevant Borrower under the laws and flag of the Flag State and that any such Mortgaged Vessel and its Earnings, and Insurances and Requisition Compensation are free of Encumbrances (other than any Permitted Encumbrance and the relevant Mortgage);

(ii) Classification

maintains the Classification as required by this Agreement; and

(iii) Insurance

is insured in accordance with the provisions of this Agreement and the Security Documents and all requirements of this Agreement and the Security Documents in respect of such insurance have been complied with;

(b) Security Documents

the Mortgages, the Collateral Deeds, any Consents and Acknowledgements relating to each Mortgaged Vessel and the Agency Agreement duly executed;

(c) Mortgage registration

under the laws of each Flag State evidence that each Mortgage has been registered against each Mortgaged Vessel in its Flag State so that such Vessel has become a Mortgaged Vessel;

(d) English opinion

an opinion of Messrs Norton Rose, legal advisers in the United Kingdom to the Facility Agent and of Messrs Peachy & Co legal advisors to the Borrowers in the United Kingdom, in each case addressed to the Facility Agent (for the benefit of itself and the Lenders) dated no earlier than five (5) days earlier than the date of drawdown of the first Advance;

(e) Norwegian opinion

an opinion of Messrs Wiersholm Mellby & Bech special legal advisers in the Kingdom of Norway to the Facility Agent and the Borrowers addressed to the Facility Agent (for the benefit of itself and the Lenders) dated no earlier than five (5) days prior to the date of drawdown of the first Advance;

(f) United States opinion

an opinion of Messrs Seward & Kissel, LLP special legal advisers regarding United States law to the Facility Agent and an opinion of Strasburger & Price LLP legal advisers to the Borrowers in the United States, in each case addressed to the Facility Agent (for the benefit of itself and the Lenders) dated no earlier than five (5) days prior to the date of drawdown of the first Advance;

(g) Further opinions

any such further opinion as may be reasonably required by the Facility Agent;

(h) Insurance opinion

an opinion from Marsh Marine & Energy AS, insurance consultants to the Facility Agent, evidencing that the Insurances for the Mortgaged Vessels have been placed in accordance with customary market practices and the provisions of this Agreement and otherwise in accordance with market practice (such opinion to be at the cost of the Borrowers);

(i) Valuations

such further valuation reports as may be required pursuant to clause 10.2(b);

(j) Certificate of Compliance

a Certificate of Compliance in the agreed form from the Guarantor;

(k) Existing Facilities

such evidence as the Facility Agent may require demonstrating (to its satisfaction) that the US$50,000,000 multi-currency revolving loan agreement dated 8 June 1998 (as later increased to US$75,000,000) between the Guarantor and Nordea Bank Norge ASA (formerly known as Christiania Bank og Kreditkasse ASA) as Administrative Agent and The Chase Manhattan Bank, London Branch as Security and Documentation Agent and Arranger has been or will be repaid and discharged no later than the date of the first Advance;

(l) Non-contravention statement

a "non-contravention statement" from the Guarantor's external U.S. counsel (approved by the Facility Agent) as to certain matters arising out of the Indenture relating to the Notes in form and substance satisfactory to the Lenders; (N.B. may be contained in the legal opinion issued by Strasburger & Price under (f) above);

(m) Fees and commissions

evidence that any fees and commissions due but unpaid under the letters referred to in clause 7 have been, or will be, paid in full;

(n) Material Adverse Change

the Facility Agent being satisfied that no event or circumstance has occurred during the period commencing on the date of this Agreement and ending on the date of the first Advance which would constitute a Material Adverse Effect on any Security Party;

(o) No outstanding litigation

a certificate from the Guarantor and each Guaranteed Borrower certifying that no litigation, arbitration or administrative proceedings are taking place, pending or threatened against the Guarantor or either Borrower which would have a Material Adverse Effect on any Security Party;

(p) UCC Filings

evidence, satisfactory to the Facility Agent that all applicable Uniform Commercial Code US filings required to perfect the security interests of the Lenders under the Security Documents have been or will be made (as the case may be); and

(q) Good Standing

a certificate confirming that the Guarantor is in good standing in the state of Texas.

Part 3

(referred to in clause 3.1(b)(ii))

(a) Vessel conditions

Evidence that the relevant Newbuilding:

(i) Registrations and Encumbrances

will on the relevant Drawdown Date be permanently registered in the name of the relevant Borrower under the laws and Flag State and such Newbuilding and its Insurances and Requisition Compensation are free of Encumbrances (other than Permitted Encumbrances and the relevant Mortgage)

(ii) Classification

maintains the Classification as required by this Agreement;

(iii) Insurance

is insured in accordance with the provisions of this Agreement and the Security Documents and all requirements of this Agreement and the Security Documents in respect of such insurance have been complied with;

(b) Security Document

the Mortgage, Collateral Deed and any Consents and Acknowledgements relating to the Newbuilding duly executed;

(c) Mortgage Registration

under the laws of each Flag State evidence that each Mortgage in respect of the relevant Newbuilding will, on the relevant Drawdown Date, be registered against such Newbuilding in its Flag State so that such Newbuilding will become a Mortgaged Vessel;

(d) Legal Opinions

such further supplemental legal opinions as the Facility Agent (on behalf of the Lenders) may require from counsel in the United Kingdom, Norway or the United States or any such further legal opinion as may be reasonably required by the Facility Agent on behalf of the Lenders;

(e) Valuation

a valuation report dated no earlier than fifteen (15) days prior to the date of the relevant Advance prescribing the Fair Market Value of the Newbuilding in form and substance acceptable to the Facility Agent;

(f) Corporate authorisation

such further corporate authorisation and related documents as the Facility Agent may require from any Security Party updating or confirming matters dealt with in items (a), (b), (c), (d) and (e) of part 1 of this schedule 4; and

(g) Insurance opinion

such further supplemental opinion from Marsh Marine & Energy AS, insurance consultants, as the Facility Agents (on behalf of the Lenders) may require with regard to the Insurances placed for the relevant Newbuilding.

(h) UCC Filings

evidence, satisfactory to the Facility Agent, that all applicable Uniform Commercial Code US filings required to perfect the security interests of the Lenders under the Security Documents have been or will be made (as the case may be).

Schedule 5

Reduction Dates

(a) No.	(b) Date	(c) Reduction Amount USD	(d) Adjusted Outstandings USD
1	30 September 2004	4,000,000	96,000,000
2	31 December 2004	4,000,000	92,000,000
3	31 March 2005	4,000,000	88,000,000
4	30 June 2005	4,000,000	84,000,000
5	30 September 2005	4,000,000	80,000,000
6	31 December 2005	4,000,000	76,000,000
7	31 March 2006	4,000,000	72,000,000
8	30 June 2006	4,000,000	68,000,000
9	30 September 2006	4,000,000	64,000,000
10	31 December 2006	4,000,000	60,000,000
11	31 March 2007	4,000,000	56,000,000
12	30 June 2007	4,000,000	52,000,000
13	30 September 2007	4,000,000	48,000,000
14	31 December 2007	4,000,000	44,000,000
15 (Final Maturity Date)	31 March 2008	44,000,000	Nil

Schedule 6

Form of Transfer Certificate

(referred to in clause 16.3)

Transfer Certificate

[Note: Lenders are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Facility Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions]

To: [● ], as Facility Agent on its own behalf and for and on behalf of the Guarantor, the Borrowers, the Security Trustee and the Lenders defined in the Facility Agreement referred to below.

● 200●

Attention: [● ]

This certificate ("Transfer Certificate") relates to a Facility Agreement dated 26 June 2002 (the "Facility Agreement") and made between (1) Gulf Offshore N.S. Limited and GulfMark Norge AS (the "Borrowers"), (2) Nordea Bank Norge ASA and The Royal Bank of Scotland plc (the "Arrangers") (3), the banks and financial institutions defined therein as lenders (the "Lenders"), (4) Nordea Bank Norge ASA as Facility Agent and Security Trustee, (5) Danish Ship Finance (the "Co-Arranger") and (6) GulfMark Offshore Inc. as guarantor (the "Guarantor"), for a loan facility of up to USD100,000,000. Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meanings herein as therein.

In this Certificate:

the "Transferor" means [full name] of [lending office]; and

the "Transferee" means [full name] of [lending office].

1. The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Lender under or by virtue of the Facility Agreement and all the Security Documents in relation to [• ] per centum ([• ]%) of the Outstandings of the Transferor (or its predecessors in title) which are set out below:

Date of contribution to Outstandings Amount

[● ] USD [● ]

2. By virtue of this Transfer Certificate and clause 16 of the Facility Agreement, the Transferor is discharged [entirely from its undrawn Commitment which amounts to USD[● ]] [from [● ] per centum ([● ]%) of its undrawn Commitment, which percentage represents USD[● ]].]

3. The Transferee hereby requests the Borrowers, the Guarantor, the Facility Agent, the Security Trustee and the Lenders to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 16.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on [• ][date of transfer].

4. The Transferee:

(a) confirms that it has received a copy of the Facility Agreement and the Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

(b) confirms that it has not relied and will not hereafter rely on the Transferor, the Facility Agent or the Security Trustee to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility Agreement, any of the Security Documents or any such documents or information;

(c) agrees that it has not relied and will not rely on the Transferor, the Facility Agent, the Security Trustee or the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any other Security Party (save as otherwise expressly provided therein);

(d) warrants that it has power and authority to become a party to the Facility Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Facility Agreement and the Security Documents;

(e) acknowledges and accepts the provisions of paragraph 4(c) above; and

(f) if not already a Lender, appoints the Facility Agent to act as its agent and the Security Trustee to act as its trustee as provided in the Facility Agreement and the Security Documents and agrees to be bound by the terms of the Agency Agreement.

5. The Transferor:

(a) warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

(b) warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, [and • ] [(if different) the country in which the Transferor is incorporated and the country in which its lending office is located]; and

(c) agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Transfer Certificate or for a similar purpose.

6. The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Facility Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7. By execution of this Transfer Certificate on their behalf by the Facility Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Guarantor, the Facility Agent, the Security Trustee and the Lenders accept the Transferee as a party to the Facility Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Facility Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Facility Agent and the Security Trustee as provided by the Agency Agreement and the Facility Agreement) after delivery of the executed copies of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8. None of the Transferor, the Facility Agent, the Security Trustee or the Lenders:

(a) makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the Security Documents or any document relating thereto;

(b) assumes any responsibility for the financial condition of the Borrowers or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9. The Transferor and the Transferee each undertake that they will on demand fully indemnify the Facility Agent and the Security Trustee in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Facility Agent's or Security Trustee's gross negligence or wilful misconduct, as the case may be.

10. The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Facility Agreement and the Security Documents.

11. This Transfer Certificate shall be governed by, and construed in accordance with, English law.

Transferor Transferee

By: By:

Dated: Dated:

Facility Agent

Agreed for and on behalf of itself as Facility Agent,

the Borrowers, the Guarantor, the Security Trustee,

the Lenders and all other parties to the Facility Agreement and the Agency Agreement

NORDEA BANK NORGE ASA

By:

Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor's interest in the security constituted by the Facility Agreement the Security Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each individual Lender to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor's interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule
Outstandings USD [● ]
Undrawn Commitment ($) USD [● ]
Portion Transferred [● ]%

Administrative Details of Transferee
Name of Transferee:
Lending Office:
Contact Person (Loan Administration Department):
Telephone: Fax:
Contact Person (Credit Administration Department):
Telephone: Fax:
Account for payments:

Schedule 7

Additional Cost formulae

1. The Additional Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Additional Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Outstandings or, where applicable, the relevant unpaid sums) and will be expressed as a percentage rate per annum.

3. Additional Cost Rate for any Lender lending from a lending office in a Euro State will be the percentage notified by that Lender to the Facility Agent, expressed as a per annum rate. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost to it (expressed as a percentage of that Lender's participation in all Outstandings advanced from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4. Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Facility Agent as follows:

(a) in relation to an Advance, Outstandings or an unpaid sum in Sterling:

AB + C(B - D) + E x 0.01

--------------------------------- per cent. per annum,

100 - (A + C)

(b) in relation to an Advance, Outstandings or an unpaid sum in a currency other than Sterling:

E x 0.01

----------- per cent. per annum.

300

Where:

A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate of interest (excluding the Margin and the Additional Cost and, in the case of an unpaid sum, the additional two per cent specified in clause 5.4(b) or 5.4(c)) payable for the relevant Interest Period on such Advance, Outstandings or unpaid sum.

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D is the percentage rate per annum payable by the Bank of England to that Lender on interest bearing Special Deposits.

E is the overall effective per annum rate of charge payable by that Lender in respect of its Periodic Fee as notified by it to the Facility Agent, expressed in Sterling per GBP1,000,000 of the Tariff Base of that Lender and calculated by that Lender as being the amount of its Periodic Fee divided by the result of dividing the amount of its Tariff Base by GBP1,000,000 provided that, if that Lender's Periodic Fee was determined after applying the fee reduction applicable under the Fees Rules to a firm which has become authorised, or whose permission has been extended, during the period for which such Periodic Fee was payable, the amount of its Periodic Fee shall be treated for the purpose of the foregoing as being what it would have been if that reduction had not applied.

5. For the purposes of this Schedule:

(a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) "Fees Rules" means the then current rules on periodic fees contained in the Supervision manual of the Financial Services Authority's Handbook of rules and guidance or such other law or regulation as may be in force from time to time in respect of the payment of such fees for the regulation of the accepting of deposits;

(c) "Fee Tariffs" means the fee tariffs most recently published in the Fees Rules in respect of activity group A.1 Deposit acceptors;

(d) "Periodic Fee" means, in relation to a Lender, the periodic fee for the period to which the Fee Tariffs relate payable to the Financial Services Authority under the Fees Rules by that Lender in respect of its being in activity group A.1 Deposit acceptors; and

(e) "Tariff Base" has the meaning given to that term in the Fees Rules in respect of the category "Banks" within activity group A.1 Deposit acceptors, and will be calculated as therein specified for that category.

6. In application of the above formulae, A, B, C and D will be included in the formulae as figures and not percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Lender shall supply the information needed by the Facility Agent for the purpose of calculating its Additional Cost Rate, including that specified in this paragraph and any which the Facility Agent may reasonably require for such purpose.

In the case of a Lender whose lending office is in the United Kingdom, such information will include (a) its percentage for the purpose of A above (and, if Special Deposits become required, that for C above) and (b) its rate of charge for the purpose of E above. Having supplied such percentage(s) and rate to the Facility Agent, a Lender need not supply them again unless and until there has been some change to those last so supplied.

Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The Additional Cost Rate for each Lender whose lending office is in the United Kingdom will be calculated by the Facility Agent on the basis of that Lender's percentage(s) and rate most recently supplied to it pursuant to paragraph 7 above or, if the Facility Agent has not received such a Lender's percentage(s) or rate, on the assumption(s) that (as the case may be):

(a) that Lender's percentage (where applicable, in each case) is that which applies where Eligible Liabilities exceed any stated minimum or, if two or more percentages apply where that is so, the lowest of such percentages; and/or

(b) that Lender's rate is the lowest of all the Fee Tariffs (disregarding any minimum fee and any zero rated Fee Tariff) or, if that Lender is an incoming EEA firm for the purposes of the Fees Rules, the rate which equals that percentage of such lowest Fee Tariff which is the percentage specified in the Fees Rules as (i) applying to incoming EEA firms and incoming Treaty firms in activity group A.1 Deposit acceptors (other than those operating on cross-border services basis only) and (ii) being the percentage of the tariff fee calculated at the Fee Tariffs applicable to such a firm which is actually payable by it as its periodic fee.

9. The Facility Agent shall have no liability to any person if such calculation results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraph 3 or 7 above is true and correct in all respects.

10. The Facility Agent shall distribute the additional amounts received as a result of the Additional Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraph 3 or 7 above or, where applicable, the assumption(s) made pursuant to paragraph 8 above.

11. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Facility Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties.

Schedule 8

Certificate of Compliance

To: Nordea Bank Norge ASA

Middelthuns gate 17

P.O. Box 1166 Sentrum

N-0107 Oslo

Norway

Attn: Shipping Department

Date: [             ]

Dear Sirs

Certificate of Compliance - US$ 100,000,000 Credit Facility made available to Gulf Offshore N.S. Limited, GulfMark Norge AS and GulfMark Offshore Inc. (the "Facility Agreement")

Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Certificate of Compliance.

We refer to clause 10.5 of the Facility Agreement and hereby confirm that on each date of the calculation specified below in paragraphs 1, 2 and 3 and during the period which is 12 months prior to such date, the covenants of the Guarantor under the Facility Agreement were satisfied as follows:

1. CONSOLIDATED EBITDA/ CONSOLIDATED INTEREST EXPENSE

Date of Calculation:_________________

A CONSOLIDATED EBITDA

(a) Consolidated EBIT:

(i) Consolidated Net Income USD____________________

Plus

(ii) provisions for taxes based on income USD____________________

Plus

(iii) Consolidated Interest Expense USD____________________

Plus

(iv) amortisation or write-off deferred financing costs to the extent deducted in determining Consolidated Net Income USD____________________

Plus

(v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses USD____________________

Minus

(vi) the sum of the amounts for such period of gains from the sale of assets (excluding sales in the ordinary course of business) and other extraordinary gains USD___________________

Total (a) USD___________________

Plus

(b) Depreciation expense USD___________________

Plus

(c) Amortisation Expense USD___________________

TOTAL A: USD___________________

B CONSOLIDATED INTEREST EXPENSE

(a) Consolidated Interest Expense in accordance with Profit & Loss Statement

USD___________________

Plus

(b) Consolidated Capitalised Interest Expense USD_________________

TOTAL B: USD_________________

A DIVIDED BY B _____________________

REQUIREMENT: > or = 2.75:1.00

2. NET WORTH

Date of Calculation:_________________

NET WORTH AS OF___/___/___: USD_________________

REQUIREMENT:

(a) USD 140,000,000 calculated as from 31 December, 2001

Plus

(b) fifty per cent. (50%) of accumulated positive consolidated net income calculated as from 31

December 2002 USD_________________

(c) one hundred per cent. (100%) of net proceeds from equity offerings

USD_________________

TOTAL REQUIRED NET WORTH: USD_________________

3. LEVERAGE RATIO

Date of Calculation:_________________

A FUNDED DEBT

(a) Indebtedness for Borrowed Money USD_________________

Plus

(b) Indebtedness of a second person secured by any Encumbrance on any property of GulfMark Offshore Inc. or any of it subsidiaries, whether or not such Indebtedness has been assumed

USD_________________

TOTAL A: USD__________________

B TOTAL CAPITALISATION

(a) Funded Debt USD__________________

Plus

(b) Net Worth USD__________________

TOTAL B: USD____________________

A DIVIDED BY B ________________________

REQUIREMENT: < or = 0.65:1.00

Yours faithfully,

for and on behalf of

GULFMARK OFFSHORE INC.

____________________________ ____________________________

[Director] [Chief Financial Officer] [Director]

Schedule 9

Permitted Encumbrances

(referred to in paragraph (d) of the expression Permitted Encumbrances)

Facility/Parties	Date	Security
83/4% Senior Notes due 1 June 2008	8 June 1998
Gulf Offshore N.S. Limited and The Royal Bank of Scotland plc GBP6,000,000 Clear Seas Facility	30 August 2001	Sefton Supporter Clwyd Supporter
GulfMark Norge AS and Den Norske Bank ASA NOK 83,840,000 Facility NOK 106,000,000 Facility	19 March 1998 30 November 1998	Stream Truck Stout Truck
Sea Truck (UK) Limited and Den Norske Bank ASA GBP7,350,000 Facility	24 June 1996	Safe Truck

SIGNING PAGE

SIGNED by )

for and on behalf of )

GULF OFFSHORE )

N.S. LIMITED )

by its duly authorised officer )

in the presence of: ) ..................................

) Duly authorised officer

SIGNED by )

for and on behalf of )

GULFMARK NORGE AS )

pursuant to a power of attorney )

dated 26 June 2002 ) ..................................

in the presence of: ) Attorney-in-Fact

SIGNED by )

for and on behalf of )

GULFMARK OFFSHORE INC. )

(as a Borrower and Guarantor) )

by its duly authorised officer )

Edward A. Guthrie ) ..................................

in the presence of: ) Duly authorised officer

SIGNED by )

for and on behalf of )

NORDEA BANK NORGE ASA )

(as Arranger, Lender, Facility )

Agent and Security Trustee) )

pursuant to a Power of Attorney )

dated 14 June 2002 ) ..................................

in the presence of: ) Attorney-in-fact

SIGNED by )

for and on behalf of )

THE ROYAL BANK OF SCOTLAND PLC )

(as Arranger and Lender) )

by its duly authorised officer )

In the presence of: ) ..................................

) Duly authorised officer

SIGNED by )

for and on behalf of )

DANISH SHIP FINANCE )

(as Co-Arranger and Lender) )

by its duly authorised officer )

in the presence of: ) ..................................

) Duly authorised officer

SIGNED by )

for and on behalf of )

HAMBURGISCHE LANDESBANK-GIROZENTRALE- )

(as Lender) )

by its duly authorised officer )

in the presence of: ) ..................................

) Duly authorised officer

SIGNED by )

for and on behalf of )

LLOYDS TSB BANK PLC )

(as Lender) )

by its duly authorised officer )

in the presence of: ) .....................................

) Duly authorised officer